SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(c)(2))

PSYCHIATRIC SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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PSYCHIATRIC SOLUTIONS, INC.
113 Seaboard Lane, Suite C-100
Franklin, TN 37067

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 4, 2003

To the Shareholders of Psychiatric Solutions, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (“Meeting”) of Psychiatric Solutions, Inc. (“Company”) will be held at the office of Harwell Howard Hyne Gabbert & Manner, P.C., located at 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238, on February 4, 2003, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	An amendment to Article V(A) of the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company’s preferred stock, par value $.01 per share, from 2,000,000 shares to 6,000,000 shares.

2.	The issuance and sale of 4,545,454 shares of Series A Convertible Preferred Stock in a private placement.

3.	Transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice which more fully describes the foregoing proposals.

     The Board of Directors has fixed the close of business on December 6, 2002 as the record date for the determination of Company shareholders entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. Shares can be voted at the Meeting only if the holder is present at the Meeting in person or by valid proxy.

     The officers and directors of the Company cordially invite you to attend the Meeting. However, to ensure your representation at the Meeting, you are urged to mark, date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE
ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED
AT THE MEETING. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN
PERSON EVEN IF HE, SHE OR IT HAS RETURNED A PROXY.

By Order of the Board of Directors,

Steven T. Davidson, Secretary

Nashville, Tennessee
January 22, 2003

IMPORTANT

SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A POSTAGE PAID ENVELOPE IS PROVIDED FOR MAILING.

PSYCHIATRIC SOLUTIONS, INC.
113 Seaboard Lane, Suite C-100
Franklin, TN 37067

QUESTIONS AND ANSWERS
PROXY STATEMENT
VOTING RIGHTS AND PROCEDURES
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
CHANGE IN CONTROL TRANSACTION
PROPOSAL 1
The Company’s Existing Preferred Stock
Purpose and Effect of Increasing the Authorized Number of Preferred Shares
Potential Effect of Increasing the Number of Authorized Preferred Shares on Holders of Common Stock
Implementing the Increase in Shares of Authorized Preferred Stock
No Appraisal Rights
Required Vote
PROPOSAL 2
Why We Need Shareholder Approval
Summary
Reasons for the Proposed Private Placement
Purchase Agreement
Registration Rights Agreement
Terms of the Series A Stock
Impact of the Private Placement on Existing Shareholders
Required Vote
Evaluation of Financing Alternatives
Opinion of Financial Advisor
Relationship of the Investors to Company
OTHER INFORMATION
1. PURCHASE AND SALE OF PREFERRED SHARES.
(a) Purchase of Preferred Shares.
(b) The Funding Dates; Fundings.
(c) Form of Payment.
2. EACH PURCHASER’S REPRESENTATIONS AND WARRANTIES.
(a) Investment Purpose.
(b) Accredited Investor Status.
(c) Reliance on Exemptions.
(d) Information.
(e) No Governmental Review.
(f) Transfer or Resale.
(g) Legends.
(h) Authorization; Enforcement; Validity.
(i) Residency.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
(a) Organization and Qualification.
(b) Authorization; Enforcement; Validity.
(c) Capitalization.
(d) Issuance of Securities.
(e) No Conflicts.
(f) SEC Documents; Financial Statements.
(g) Absence of Certain Changes.
(h) Absence of Litigation.
(i) Acknowledgment Regarding Each Purchaser’s Purchase of Preferred Shares.
(j) No General Solicitation.
(k) No Integrated Offering.
(l) Employee Relations; Benefit Plans.
(m) Intellectual Property Rights.
(n) Environmental Laws.
(o) Title.
(p) Insurance.
(q) Regulatory Permits.
(r) Internal Accounting Controls.
(s) Tax Status.
(t) Transactions With Affiliates.
(u) Contracts.
(v) Application of Takeover Protections.
(w) Investment Company.
(x) No Market Manipulation.
(y) Special Regulatory and Other Matters.
(z) Solvency.
(aa) Full Disclosure.
4. COVENANTS.
(a) Certain Pre-Funding Covenants.
(b) Form D and Blue Sky.
(c) Reporting Status.
(d) Use of Proceeds.
(e) Financial Information.
(f) Reservation of Shares.
(g) Listing.
(h) Expenses.
(i) Filing of Form 8-K; Press Releases.
(j) Transactions With Affiliates.
(k) Corporate Existence.
(l) Lock-Up Agreement.
(m) Change of Control.
(n) Payments on Notes.
(o) Future Acquisition of Common Stock.
(p) Amendments to Waiver and Amendment.
5. TRANSFER AGENT INSTRUCTIONS.
6. DELIVERIES BY THE PURCHASERS AT SIGNING; CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL ON THE FUNDING DATES.
(a) Deliveries at Signing.
(b) Conditions to the Company’s Obligation to Sell on the First Funding Date.
(c) Conditions to the Company’s Obligation to Sell on the Second Funding Date.
7. DELIVERIES BY THE COMPANY AT SIGNING; CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE ON THE FUNDING DATES.
(a) Deliveries at Signing.
(b) Conditions To Each Purchaser’s Obligation To Purchase On Each Funding Date.

QUESTIONS AND ANSWERS	ii
PROXY STATEMENT	1
VOTING RIGHTS AND PROCEDURES	1
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT	3
CHANGE IN CONTROL TRANSACTION	5
PROPOSAL 1	5
The Company’s Existing Preferred Stock	5
Purpose and Effect of Increasing the Authorized Number of Preferred Shares	5
Potential Effect of Increasing the Number of Authorized Preferred Shares on Holders of Common Stock	6
Implementing the Increase in Shares of Authorized Preferred Stock	7
No Appraisal Rights	7
Required Vote	7
PROPOSAL 2	8
Why We Need Shareholder Approval	8
Summary	9
Reasons for the Proposed Private Placement	9
Purchase Agreement	9
Registration Rights Agreement	10
Terms of the Series A Stock	11
Impact of the Private Placement on Existing Shareholders	13
Required Vote	14
Evaluation of Financing Alternatives	14
Opinion of Financial Advisor	15
Relationship of the Investors to Company	21
OTHER INFORMATION	22

Appendix A – Proposed Charter Amendment
Appendix B – Purchase Agreement
Appendix C – Registration Rights Agreement
Appendix D – Proposed Certificate of Designations
Appendix E – Opinion of Brentwood Capital

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QUESTIONS AND ANSWERS

     Although we encourage you to read the Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Question and Answer section and in the Proxy Statement, Psychiatric Solutions, Inc. is referred to as “Company,” “we,” “our,” and “us.”

Q.	WHAT PROPOSALS ARE COMPANY SHAREHOLDERS BEING ASKED TO CONSIDER AND APPROVE AT THE SPECIAL MEETING?

A.	We are seeking approval of two proposals.

Proposal 1 relates to the amendment of our Amended and Restated Certificate of Incorporation, as amended (“Charter”), to increase the number of authorized shares of preferred stock from 2,000,000 to 6,000,000.

Proposal 2 relates to our private placement of Series A Convertible Preferred Stock, par value $.01 per share (“Series A Stock”), which is convertible into our common stock, par value $.01 per share (“Common Stock”), and will vote with the Common Stock as a single class with one vote per share of Series A Stock.

Q.	WHO ARE THE INVESTORS IN THIS PRIVATE PLACEMENT?

A.	Oak Investment Partners X, Limited Partnership, and Oak X Affiliates Fund, Limited Partnership (collectively, “Oak X”) are the lead purchasers in this private placement. Oak Investment Partners, which manages Oak X is an experienced venture capital firm with over $4.2 billion in committed capital. Entities managed by Salix Ventures (collectively, “Salix”) and The 1818 Mezzanine Fund II, L.P. (“1818 Fund”) will also purchase shares in this private placement (Oak X, Salix and 1818 Fund, collectively, the “Investors”). The Investors and/or certain of their affiliates are current shareholders of Common Stock.

Q.	HOW IS THE PRIVATE PLACEMENT STRUCTURED?

A.	The private placement will be completed in two steps. In the first step, 2,272,727 shares of Series A Stock will be issued for an aggregate gross purchase price of approximately $12.5 million on March 31, 2003. In the second step, the remaining 2,272,727 shares will be issued for an aggregate gross purchase price of approximately $12.5 million on June 30, 2003. We intend to issue a total of 4,545,454 shares of Series A Stock for an aggregate gross purchase price of approximately $25 million. The Series A Stock will initially be convertible into 4,545,454 shares of Common Stock.

Q.	WHY IS THE COMPANY SEEKING SHAREHOLDER APPROVAL FOR PROPOSALS 1 AND 2?

A.	Under Delaware law, we need shareholder approval to amend our Charter to increase the number of authorized shares of preferred stock.

We are also subject to the Nasdaq Stock Market rules because our Common Stock is listed on the Nasdaq National Market. These rules require shareholder approval of any issuance of stock that could result in a change of control of the issuer. The transaction described in Proposal 2, if it occurs, may be considered a change of control of the Company because following the transaction, Oak X, together with other entities managed by Oak Investment Partners, will own approximately 43.2% of the outstanding capital stock of the Company assuming the conversion of all outstanding shares of Series A Stock into Common Stock at a $5.50 conversion price. In addition, Salix, together with its affiliates, will own approximately 7.6% of the outstanding capital stock of the Company, and 1818 Fund will own approximately 4.5% of the outstanding capital stock of the Company, in each case assuming the conversion of all outstanding shares of Series A Stock into Common Stock at a $5.50 conversion price. 1818 Fund also has a Board designee and a warrant to purchase an additional 2.9% of the Company’s Common Stock. See “Proposal II – Relationship of the Investor to Company”. The Investors will also have the right to elect two members of the Board. There is no specific test provided by the Nasdaq Stock Market rules to determine the amount of securities that the Company may issue to a person without triggering the change of control provisions under these market rules. While we do not believe the proposed transaction constitutes a change in control, Nasdaq may interpret its change of control rules differently.

Furthermore, the Nasdaq Stock Market rules require stockholder approval of any issuance of stock at a price below the book value or market value of the issuer’s stock, where the amount of stock being issued is equal to 20% or more of the total common stock outstanding or equal to 20% or more of the voting power outstanding.

Our Common Stock issuable upon conversion of the Series A Stock to be purchased by the Investors would exceed 20% of our total Common Stock outstanding and the voting power of the Series A Stock (which will vote with the Common Stock as a single class with one vote per share of Series A Stock) to be purchased by the Investors exceeds 20% of the voting power outstanding. The Series A Stock is being issued at a price of $5.50 per share. As of November 30, 2002, the book value of our Common Stock was $4.07 and the closing market price reported on Nasdaq National Market on January 6, 2003 was $5.35. The Series A Stock accrues dividends and has certain anti-dilution protection features. These anti-dilution protection features could cause the effective per share price of shares of Common Stock issued upon conversion of the Series A Stock to be below the book or market value at the time such shares of Common Stock are issued.

Q.	WHY IS THE COMPANY PURSUING THE PRIVATE PLACEMENT?

A.	We plan to execute our growth strategy by making strategic acquisitions. A primary purpose of completing the private placement is to provide funds to allow us to be in a position to quickly fund such acquisitions. We do not currently have any identified acquisitions that are probable. Although we have a number of potential acquisitions currently being considered, the Company is not a party to any signed letters of intent with respect to any acquisition. The net proceeds from the proposed private placement will enhance our liquidity, strengthen our balance sheet and facilitate the execution of our acquisition strategy. The proposed private placement will enable us to access additional senior and subordinated debt available under our existing credit facilities without violating financial or other covenants governing these facilities. The proposed additional equity will also enable us to effectively consider and compete for transactions involving multiple behavioral healthcare facilities.

Q.	WHAT IF PROPOSALS 1 AND 2 ARE NOT APPROVED?

A.	If our shareholders do not approve Proposals 1 and 2, the Series A Stock will not be issued. Management believes if the shareholders do not authorize the proposed private placement, it may be difficult for us to obtain alternative sources of financing on a timely basis or at all. Even if we are able to timely obtain such an alternative source of financing, there can be no assurance that the terms will be as favorable as the terms of the private placement with the Investors, or acceptable to us at all.

Q.	ARE DISSENTERS’ RIGHTS OF APPRAISAL AVAILABLE?

A.	No.

PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are furnished to the holders of Common Stock in connection with the solicitation of proxies by the Board of Directors (“Board”) of the Company for use at the Company’s Special Meeting of Shareholders to be held at the office of Harwell Howard Hyne Gabbert & Manner, P.C., located at 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238, on February 4, 2003, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (“Meeting”).

THE ENCLOSED PROXY IS SOLICITED BY THE BOARD.

     The purpose of the Meeting will be to consider and vote upon the following proposals (“Proposals”):

1.	An amendment to Article V(A) of the Company’s Charter to increase the authorized number of shares of the Company’s undesignated preferred stock, par value $.01 per share, from 2,000,000 shares to 6,000,000 shares.

2.	The issuance and sale of 4,545,454 shares of Series A Stock in a private placement (“Transaction”).

3.	Transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     This Proxy Statement, together with the Notice of Special Meeting of Shareholders and the accompanying proxy card, is first mailed to Company shareholders on or about January 22, 2003.

     The solicitation of proxies will initially be made by mail and may thereafter be made in person or by mail, telephone, telecopy, telegram, facsimile or other means of communication by the directors, officers and regular employees of the Company for no additional or special compensation. In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries will be requested by the Company to forward proxy solicitation materials for shares of Common Stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in connection therewith. The cost of the solicitation of proxies for use at the Meeting will be borne by the Company.

VOTING RIGHTS AND PROCEDURES

     Only Company shareholders of record as of the close of business on December 6, 2002 (“Record Date”) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were issued and outstanding 7,738,643 shares of Common Stock. Each holder of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter to be considered at the Meeting.

     The holders of a majority of the voting power of all issued and outstanding shares of the Company’s capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Meeting. Treasury shares, if any, will not be voted and are not counted in determining the number of outstanding shares for voting purposes.

     The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, voting in person or by proxy, is required to approve and ratify Proposal 1.

     The affirmative vote of the Company’s shareholders having a majority of the voting power of all shares present, in person or by proxy and entitled to vote at the Meeting is required to approve and ratify Proposal 2.

     In the event the Company’s shareholders approve Proposal 1 and do not approve the Transaction described in Proposal 2, the Charter will be amended but the Transaction will not occur. In the event the Company’s shareholders approve the Transaction described in Proposal 2 and do not approve Proposal 1, the Transaction will not occur.

     Abstentions and “broker non-votes” (shares held of record by brokers or nominees which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) will be treated as present for purposes of determining the presence of a quorum for the transaction of business at the Meeting. Abstentions will be treated as a vote against Proposal 1 and Proposal 2. Broker non-votes will not be counted for purposes of determining the number of votes cast.

     If a proxy card is properly signed and returned to the Company at or prior to the Meeting, unless subsequently properly revoked, the shares represented by that proxy card will be voted at the Meeting in accordance with the instructions specified thereon. If a proxy card is properly signed and returned to the Company at or prior to the Meeting without voting instructions, it will be voted “FOR” the Proposals and, if any other matters are properly presented at the Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

     Any Company shareholder may revoke a proxy at any time before it is exercised, either by delivering to the Secretary of the Company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy.

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SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
AND MANAGEMENT

     The following table sets forth, as of December 6, 2002, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of such stock, (b) each director of the Company, (c) each of the executive officers of the Company required to be disclosed pursuant to Item 403(b) of Regulation S-K, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned.

	Shares Beneficially Owned

Name	Number(1)	Percent

Oak Investment Partners VII, Limited Partnership & Oak VII Affiliates Fund,	1,673,772	21.6%
Limited Partnership(2)
One Gorham Island
Westport, CT 06880

David S. Heer(3)(4)	1,642,870	21.2%

Acacia Venture Partners, L.P. & South Pointe Venture Partners, L.P.	1,641,669	21.2%
101 California Street, Suite 3160
San Francisco, CA 94111

Joseph P. Donlan(3)(5)	373,613	4.6%

Mark Clein(6)	263,108	3.3%

Christopher Grant, Jr.(3)(7)	208,232	2.7%

Charles C. McGettigan(8)(9)	206,562	2.7%

Joey A. Jacobs(10)(11)	197,469	2.5%

Jack R. Salberg(12)	23,442	*

Steven T. Davidson(13)	20,723	*

Edward K. Wissing(14)	13,597	*

Jack E. Polson(15)	7,196	*

All Executive Officers and Directors as a group (10 persons)(16)	2,956,812	35.2%

* Represents beneficial ownership of less than 1%.

(1)	Shares of Common Stock subject to options exercisable within 60 days of December 6, 2002 (“Currently Exercisable Options”) are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2)	Based solely on a Schedule 13D, dated August 5, 2002, Oak Investment Partners VII, Limited Partnership (“Oak VII Partners”) & Oak VII Affiliates Fund, Limited Partnership (“Oak VII Affiliates” and together with Oak VII Partners, “Oak VII”) are record holders of an aggregate of 1,673,772 shares. By virtue of their relationship as affiliated partnerships, Oak VII Partners and Oak VII Affiliates may be deemed to share voting and investment control over such shares. Therefore, each of Oak VII Partners and Oak VII Affiliates may be deemed to beneficially own all of such shares. Each of Oak VII Partners and Oak VII Affiliates disclaims beneficial ownership of any shares, which it does not hold of record.

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(3)	Includes 1,201 shares issuable pursuant to Currently Exercisable Options.

(4)	Includes 1,641,669 shares owned by Acacia Venture Partners, L.P. (“Acacia”) and South Pointe Venture Partners (“South Pointe”). Mr. Heer, a director of the Company, is the board designee for Acacia and South Pointe. By virtue of this position, Mr. Heer may be deemed to share voting and investment control over the shares owned by Acacia and South Pointe. Therefore, Mr. Heer may be deemed a beneficial owner of those shares. Mr. Heer disclaims any beneficial ownership of such shares.

(5)	Includes warrants to purchase 372,412 shares issued to the 1818 Fund. Mr. Donlan, a director of the Company, is the board designee for 1818 Fund. By virtue of this position, Mr. Donlan may be deemed to share voting and investment control over the warrants issuable to 1818 Fund. Therefore, Mr. Donlan may be deemed a beneficial owner of those shares. Mr. Donlan disclaims beneficial ownership of such shares.

(6)	Includes 151,886 shares issuable pursuant to Currently Exercisable Options.

(7)	Includes 207,031 shares owned by CGJR Group. Mr. Grant, a director of the Company, is the board designee for CGJR Group. By virtue of this position, Mr. Grant may be deemed to share voting and investment control over the shares owned by CGJR Group. Therefore, Mr. Grant may be deemed a beneficial owner of those shares. Mr. Grant disclaims any beneficial ownership of such shares.

(8)	Includes 24,035 shares issuable pursuant to Currently Exercisable Options.

(9)	Includes 168,943 shares owned by Proactive Partners, L.P. Charles C. McGettigan, a director of the Company, is a general partner of Proactive Partners, L.P. Also include 13,584 shares held by Mr. McGettigan. Mr. McGettigan disclaims beneficial ownership of any shares held by Proactive Partners, L.P., except to the extent of his respective interest in such shares arising from his pecuniary interest in such partnership.

(10)	Includes 8,644 shares owned by Mr. Jacobs’ sons. By virtue of their relationship, Mr. Jacobs may be deemed to share voting and investment control over the shares owned by his sons. Therefore, Mr. Jacobs may be deemed a beneficial owner of those shares. Mr. Jacobs disclaims any beneficial ownership of such shares.

(11)	Includes 46,050 shares issuable pursuant to Currently Exercisable Options.

(12)	Includes 20,109 shares issuable pursuant to Currently Exercisable Options.

(13)	Includes 20,723 shares issuable pursuant to Currently Exercisable Options.

(14)	Includes 8,579 shares issuable pursuant to Currently Exercisable Options.

(15)	Includes 7,196 shares issuable pursuant to Currently Exercisable Options.

(16)	Includes 654,593 shares issuable pursuant to Currently Exercisable Options.

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CHANGE IN CONTROL TRANSACTION

     On August 5, 2002, pursuant to a definitive Merger Agreement dated May 6, 2002, PMR Corporation, a Delaware corporation (predecessor to the Company, “PMR”) caused its newly formed, wholly owned subsidiary, PMR Acquisition Corporation, to merge with and into Psychiatric Solutions, Inc., a Delaware corporation (“PSI”). PSI, the surviving corporation in the merger (the “Merger”), became a direct subsidiary of PMR and changed its name to Psychiatric Solutions Hospitals, Inc. (“PSH”). Concurrently, PMR changed its name to Psychiatric Solutions, Inc. In exchange for each outstanding share of common stock, Series A Preferred Stock and Series B Preferred Stock in PSH, common, Series A and Series B stockholders of PSH received 0.115125, 0.246951 and 0.312864 shares, respectively, of newly-issued shares of Common Stock. Options to acquire PSH common stock were converted into options to purchase shares of Common Stock based on the common stock exchange ratio used in the Merger. Then existing warrants of PSH were either cancelled or converted into warrants to purchase Common Stock, such conversion being based on the applicable exchange ratio. After giving effect to the exercise of all outstanding options and warrants following the Merger, the former PSH stockholders received approximately 72% of the Common Stock, thereby effecting a change in control of the Company.

PROPOSAL 1

AMENDMENT TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF PREFERRED STOCK

     The Charter provides that the Company is authorized to issue two classes of stock, consisting of 48,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. On December 5, 2002, the Board unanimously approved an amendment to the Charter (the “Proposed Charter Amendment”), subject to shareholder approval, to increase the authorized number of shares of preferred stock to 6,000,000 shares. The Proposed Charter Amendment does not change the authorized number of shares of the Company’s Common Stock.

     The Board unanimously recommends that the shareholders of the Company approve the increase of the Company’s authorized shares of preferred stock. The text of the Proposed Charter Amendment is attached to this Proxy Statement as Appendix A and is incorporated herein by this reference.

The Company’s Existing Preferred Stock

     As of the date of this Proxy Statement, the Company’s two million (2,000,000) authorized shares of preferred stock were undesignated and unissued.

Purpose and Effect of Increasing the Authorized Number of Preferred Shares

     Subject to approval of Proposal 1 by the Company’s shareholders, prior to the Transaction the Company will designate 4,545,454 shares of preferred stock as Series A Stock, leaving a total of 1,454,546 shares of preferred stock authorized for future issuances.

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     As of the date of this Proxy Statement, the Board has no agreement, arrangement or intention to issue any shares of preferred stock for which approval is sought, except pursuant to the Transaction. Nevertheless, authorizing additional shares of preferred stock in excess of the 4,545,454 shares designated as Series A Stock may allow the Board to: raise additional capital through the sale of securities; acquire another company or its business or assets in exchange for shares of preferred stock; establish strategic relationships with corporate partners who are compensated with shares of preferred stock; provide equity incentives to employees, officers or directors or; pursue other matters as it deems appropriate. If the increase in the number of authorized shares of preferred stock is approved by the Company’s shareholders, the Board does not intend to solicit further shareholder approval prior to the issuance of any additional shares of preferred stock, except as may be required by applicable law, Nasdaq or other applicable stock exchange requirements or the terms of any series of outstanding shares of preferred stock, and the terms of such preferred stock will have the rights and preferences determined by the Board.

Potential Effect of Increasing the Number of Authorized Preferred Shares on Holders of Common Stock

     The holders of Common Stock do not have any preemptive or similar rights to purchase any shares of preferred stock. Although the increase in the authorized number of shares of preferred stock will not, in and of itself, have any immediate effect on the rights of the holders of shares of Common Stock, the issuance of shares of one or more series of preferred stock could, depending on the nature of the rights and preferences granted to a newly issued series of preferred stock, affect the holders of shares of Common Stock in a number of respects, including the following:

•	By diluting the voting power of the holders of Common Stock, to the extent that a new series of preferred stock has voting rights;

•	By reducing the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on shares of a new series of preferred stock;

•	By restricting the payment of dividends on Common Stock;

•	By decreasing the market price of the Common Stock, to the extent that a new series of preferred stock provides for the conversion of such preferred stock into Common Stock at prices that could be below the fair market value of the Common Stock (either initially or following implementation of anti-dilution or other adjustment provisions);

•	By reducing the amount otherwise available for payment upon liquidation of the Company to holders of Common Stock, to the extent of any liquidation preference on a new series of preferred stock; and

•	By diluting the earnings per share and book value per share of outstanding shares of Common Stock and preferred stock.

     In addition, although increasing the number of authorized shares of the Company’s preferred stock is not motivated by takeover concerns and is not considered or intended by the Board to be an anti-takeover measure, the availability of additional authorized shares of preferred stock could enable the Board to make more difficult, discourage or prevent an attempt by a

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person, group or entity to obtain control of the Company by a merger, tender offer, proxy contest or other means. For example, the Board could issue shares of preferred stock defensively upon favorable terms in response to a takeover attempt. Such issuances could deter the types of transactions which may be proposed or could discourage or limit the participation of Common Stock in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders, and could enhance the ability of officers and directors to retain their positions. The Board has no present intention to use the preferred stock in order to impede a takeover attempt.

Implementing the Increase in Shares of Authorized Preferred Stock

     If approved by the Company’s shareholders at the Meeting, the increase in the number of authorized preferred shares will become effective upon the filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware. Although the Board intends to file such amendment as soon as practicable following the date of the Meeting, if, in the judgment of the Board, any circumstances exist which would make such filing inadvisable, then, in accordance with Delaware law and notwithstanding the approval by the Company’s shareholders, the Board may abandon such amendment, either before or after approval and authorization thereof by the shareholders, at any time prior to the effectiveness of the filing of the amendment.

No Appraisal Rights

     Under Delaware law, the Company’s shareholders are not entitled to appraisal rights with respect to the proposed increase in the number of authorized shares of preferred stock.

Required Vote

     The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, voting in person or by proxy, is required to approve and ratify Proposal 1.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO ARTICLE V(A) OF THE COMPANY’S CHARTER.

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PROPOSAL 2

APPROVAL AND RATIFICATION OF THE
PRIVATE PLACEMENT PROPOSAL

     Pursuant to the Series A Stock Purchase Agreement, dated as of January 6, 2003 (“Purchase Agreement”) and subject to approval of the Company’s shareholders, the Company agreed to issue to the Investors and the Investors agreed to purchase from the Company a total of 4,545,454 shares of Series A Stock at a purchase price of $5.50 per share. On December 5, 2002, the Board unanimously approved the terms of the Transaction. Director Joseph Donlan, the representative of 1818 Fund, and Director Christopher Grant, the representative of Salix, abstained from the discussion and vote.

Why We Need Shareholder Approval

     The Common Stock is listed on the Nasdaq National Market. Rule 4350 of the Nasdaq Marketplace Rules (“Nasdaq Rule 4350”), requires shareholder approval for any issuance of stock that could result in a change of control of the issuer. Following the closing of the Transaction, the Series A Stock will represent approximately 37% of the outstanding capital stock of the Company. Oak X, together with Oak VII, will own approximately 43.2%, 1818 Fund will own approximately 4.5% and holds a warrant to purchase an additional 2.9%, and Salix, together with its affiliates, will own approximately 7.6% of the outstanding capital stock of the Company, assuming the conversion of all shares of Series A Stock into Common Stock at a $5.50 conversion price. The Investors will also have the right to elect two members to the Board. Although the Company does not believe that any change of control (whether for purposes of the Nasdaq Rule 4350 or otherwise) is occurring as a result of the Transaction, there is no concrete test to determine the amount of securities that the Company may issue to a person without triggering the change of control provisions of Nasdaq Rule 4350. Depending upon the facts and circumstances then existing, the issuance by the Company of securities representing less than a majority of the Company’s voting power may result in a change of control of the Company for purposes of Nasdaq Rule 4350. Oak X has agreed that it will not purchase additional shares of our Common Stock from a third party if such purchase would trigger the change of control provisions in the Certificate of Designation for the Series A Stock. Although the other Investors are not prohibited from purchasing additional shares of our capital stock, they have advised us that they do not currently intend to acquire additional shares of our capital stock other than the additional warrants that may be issued to 1818 Fund under the Company’s subordinated debt agreement.

     Furthermore, Nasdaq Rule 4350 requires shareholder approval prior to the issuance of securities under certain circumstances, including in connection with a transaction involving the sale or issuance by the Company of Common Stock, or securities convertible into or exercisable for Common Stock at a price below the book value or market value, where the amount of the stock being issued is equal to 20% or more of the Common Stock or 20% or more of the issuer’s voting power outstanding before such issuance.

     Our Common Stock issuable upon conversion of the Series A Stock to be purchased by the Investors would exceed 20% of our total Common Stock outstanding and the voting power of the Series A Stock (which will vote with the Common Stock as a single class with one vote per share of Series A Stock) to be purchased by the Investors exceeds 20% of the voting power

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outstanding. The Series A Stock is being issued at a price of $5.50 per share. As of November 30, 2002, the book value of our Common Stock was $4.07 and the closing market price reported on Nasdaq National Market on January 6, 2003 was $5.35. The Series A Stock also accrues dividends and has certain anti-dilution protection features. These anti-dilution protection features could cause the effective per share price of shares of Common Stock issued upon conversion of the Series A Stock to be below the book or market value at the time such shares of Common Stock are issued.

     The Company is seeking shareholder approval and ratification of the issuance of the Series A Stock pursuant to the Purchase Agreement (including any securities of the Company issued as dividends or otherwise in respect of the Series A Stock in accordance with the terms thereof) in order to ensure compliance with Nasdaq Rule 4350. Shareholder approval of the Transaction is not otherwise required as a matter of Delaware law or other applicable laws or rules or by the Company’s Charter or Bylaws.

Summary

     The following is a summary of the provisions of the Purchase Agreement and the Registration Rights Agreement between the Company and the Investors as well as the rights and preferences of the Series A Stock. Each summary is qualified in its entirety by the Purchase Agreement and the Registration Rights Agreement attached as Appendices B and C and incorporated herein.

Reasons for the Proposed Private Placement

     We decided to pursue the proposed private placement following an evaluation and review of our financial condition, funding requirements and prospects in light of our business strategy. We believe the proposed private placement will result in more long-term value for our shareholders as it will allow us to pursue our acquisition strategy and provide greater financial flexibility.

     Our current business plan requires us to make significant expenditures to finance acquisitions. The Company is actively looking for and considering potential acquisitions and maintains a list of possible acquisition targets. As of the date of this proxy, the Company does not have any identified acquisitions that are probable and is not a party to any letters of intent with respect to any specific acquisition. The net proceeds from the proposed private placement will enhance our liquidity, strengthen our balance sheet and facilitate the execution of our acquisition strategy. The proposed private placement will enable us to access additional senior and subordinated debt available under our existing credit facilities without violating financial or other covenants governing these facilities. The proposed additional equity will also enable us to effectively consider and compete for transactions involving multiple behavioral healthcare facilities.

Purchase Agreement

     Pursuant to the Purchase Agreement, the Company has agreed to issue a total of 4,545,454 shares of Series A Stock to the Investors at a purchase price of $5.50 per share. Each share of Series A Stock, upon issuance, is currently convertible (at a conversion price of $5.50 per share) into one share of Common Stock. As of the Record Date, the Series A Stock would be convertible into approximately 37.0% of the Company’s issued and outstanding shares of Common Stock.

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     We will issue, and the Series A Stock will be purchased by the Investors, on two separate funding dates. The first funding is scheduled to occur on March 31, 2003 (such date, or the date upon which the First Funding actually occurs, the “First Funding Date”), subject to the terms and conditions of the Purchase Agreement. On the First Funding Date, the Investors will purchase an aggregate of 2,272,727 shares of Series A Stock for gross proceeds of approximately $12.5 million. Provided the first funding occurs, the second funding is scheduled to occur on June 30, 2003 (such date, or the date upon which the Second Funding actually occurs, the “Second Funding Date”), subject to the terms and conditions of the Purchase Agreement. On the Second Funding Date, the Investors will purchase an aggregate of 2,272,727 shares of Series A Stock for gross proceeds of approximately $12.5 million.

     Representations, Warranties and Covenants. The Purchase Agreement contains representations and warranties relating to our organization and qualification, capitalization, authorization and enforceability of the Purchase Agreement, the issuance and sale of the Series A Stock, our filings with the SEC, regulatory compliance and other matters common in transactions of this kind. The Purchase Agreement also contains covenants by us to use commercially reasonable efforts to effect the transactions contemplated by the Purchase Agreement, notify the Investors of certain developments, maintain our listing on Nasdaq and other similar covenants common in transactions of this kind.

     Corporate Governance. In the Purchase Agreement, the Company agreed that prior to the First Funding Date it will increase the number of Board members by one and elect Ann H. Lamont to the Board. The Company further agreed to take reasonable actions to ensure that Christopher Grant remains a Board member. Following the First Funding Date, and pursuant to the rights of the holders of Series A Stock, Oak X, as the majority holder of the Series A Stock, will have the option to elect at least two of its nominees as members of the Board, one of whom will initially be Ann H. Lamont.

     Lock-up. Subject to usual conditions and exceptions for transfers to family members, affiliates, partners, members, former partners, former members, shareholders and others in private transactions in which the transferee agrees to the lock-up provisions, the Investors may not sell or transfer any shares of Series A Stock or Common Stock issued upon the conversion thereof (collectively, the “Lock-Up Shares”) until the 12-month anniversary of the First Funding Date. For six months following the 12-month anniversary of the First Funding Date, the Investors may sell or transfer up to 50% of the total number of Lock-Up Shares, computed on a fully-diluted basis. After 18-months from the First Funding Date, the lock-up restrictions shall expire; provided, however, the lock-up restrictions may expire earlier if the Company is acquired, breaches a material obligation to the Investors or other similar events occur.

     Indemnification. The Investors shall be entitled to indemnification from the Company for all liabilities to which the Investors may become subject by reason of the breach by the Company of any representation, warranty, covenant or agreement made by it contained in the Purchase Agreement or any other document related to the Transaction.

Registration Rights Agreement

     The Company agreed to file with the SEC, at the expense of the Company, a registration

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statement related to the Common Stock issued or issuable upon the conversion of the Series A Stock on the earlier to occur of (i) 90 days prior to the first anniversary of the First Funding Date or (ii) 30 days or 60 days (depending on whether registration on form S-3 or S-1 is applicable) after the early termination of the lock-up provisions in the Purchase Agreement. The Company has agreed to use its best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable, but in no event later than the first anniversary of the date of the First Funding Date. The Registration Rights Agreement contains usual and customary terms, including without limitation those related to the selection of underwriters, opinions of legal counsel and accountants, registration expenses, indemnification and other similar provisions.

Terms of the Series A Stock

     The following summary of the rights and preferences of the Series A Stock is qualified in its entirety by the Proposed Certificate of Designations attached hereto as Appendix D and incorporated herein.

     Amount. The Company will designate a total of 4,545,454 shares of Series A Stock.

     Dividends. The holders of Series A Stock will be entitled to receive dividends equal to five percent (5%) per share of the original per share price of the Series A Stock (which dividends are compounded quarterly) through the second anniversary of the First Funding Date and seven percent (7%) per share thereafter, prior to and in preference to any declaration or payment of a dividend to the holders of Common Stock. Although the dividends accrue, the Company does not currently expect to declare or pay the dividends in cash. Until accrued and unpaid dividends on the Series A Stock are paid or declared and set apart, no dividends or other distributions in respect of any other capital stock of the Company shall be declared, other than payments due under those certain Contingent Value Rights Agreements dated August 2, 2002 (“CVR Payments”) and certain other outstanding rights of the Company’s primary lender and 1818 Fund.

     Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, the holders of Series A Stock shall be first entitled to receive, in preference to holders of Common Stock, an amount equal to the original per share price of the Series A Stock, plus accrued and unpaid dividends.

     Conversion at Option of Holder. Each share of Series A Stock is convertible, in whole or in part, into shares of Common Stock at any time at the option of the holder thereof.

     Automatic Conversion. The Series A Stock shall be automatically converted into shares of Common Stock if, at any time after the 18-month anniversary of the First Funding Date, the Common Stock price on the Nasdaq National Market (computed on a volume-weighted average basis) exceeds $15.00 per share (as adjusted) for thirty consecutive trading days.

     Anti-Dilution Protection. For 12 months following the First Funding Date, the conversion price of each share of Series A Stock will be subject to full ratchet anti-dilution adjustment in the event that the Company issues additional shares at or below the then applicable conversion price for such shares; provided, however, the foregoing adjustment does not apply unless and until the Company issues shares that, when aggregated with all shares issued after the First Funding Date, have an aggregate offer or issue price exceeding $5 million. Thus, if the

11

Company issues additional shares at a price below $5.50 per share, the conversion price will drop to effectively the lowest price that the Company issues stock (once the $5 million aggregate price is met). The anti-dilution provisions are subject to exclusions which include without limitation, exclusions for (i) issuances to employees pursuant to plans approved by the Board, (ii) issuances to vendors and banks in certain transactions, (iii) the potential issuance of additional warrants to purchase up 372,412 shares of Common Stock to 1818 Fund, (iv) the exercise of outstanding warrants held by 1818 Fund or to be held by 1818 Fund, and (v) issuances of Common Stock as consideration in connection with the acquisition of assets or mergers. After 12 months following the First Funding Date, the conversion price of each share of Series A Stock will be subject to anti-dilution protection based on the weighted average purchase price of the Company’s outstanding stock.

     Each share of Series A Stock is initially convertible into one share of Common Stock based on the initial conversion price. However, because the conversion rate is adjusted for the dividends accrued on the Series A Stock and in the event of any issuances of stock by the Company that trigger the anti-dilution protections described above, there is no limit on the aggregate number of shares of Common Stock that could be issued upon conversion of the Series A Stock.

     Voting Rights. Each holder of Series A Stock is entitled to one vote per share of Series A Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Common Stock), with respect to all matters submitted for shareholder approval. Except as provided by law or by the express terms of the Series A Stock, holders of Series A Stock will vote together with holders of the Common Stock as a single class.

     In addition, the majority vote of the Series A Stock, voting as a single class, shall be required to take the following actions:

•	amend, add or repeal any provision of the Charter or the Company’s Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Stock or otherwise adversely affect the holders of Series A Stock as a class;

•	offer, sell, designate, authorize or issue shares of any class or series of stock having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights or voting rights, superior to or on a parity with any preference or priority of the Series A Stock;

•	authorize or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Company having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights or voting rights, superior to or on a parity with any preference or priority of the Series A Stock;

•	reclassify any shares of capital stock of the Company into shares having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of the Series A Stock;

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•	increase the number of authorized shares of Series A Stock or, except at a funding date pursuant to the Purchase Agreement, issue any shares of Series A Stock; or

•	pay or declare any dividend, whether in cash or property, or make any other distribution on, any Common Stock or other equity securities (including other preferred stock) of the Company other than the CVR Payments and other outstanding rights.

     Board Members. Following the First Funding Date, the holders of shares of Series A Stock, voting as a class, shall be entitled to nominate and elect two members of the Board. At such time as a majority of the holders of Series A Stock have converted their shares into Common Stock, the foregoing right to nominate and elect two directors shall cease and the term of the then current directors nominated and elected by the holders of Series A Stock shall immediately terminate.

Impact of the Private Placement on Existing Shareholders

     Factors. The holders of the Series A Stock will have certain rights which are senior to those of the holders of our Common Stock. Shareholders should consider the following non-exclusive factors, among others, in determining whether to vote for the Transaction:

•	The issuance of the Series A Stock, the ability of the holders of such shares to convert their shares into Common Stock, and the conversion price adjustment provisions of the Series A Stock may impact the trading patterns and adversely affect the market price of our Common Stock.

•	The holders of Series A Stock will have a claim against the Company’s assets senior to the holders of Common Stock in the event of the Company’s liquidation or bankruptcy.

•	The holders of Series A Stock will be entitled to receive certain preferred dividends out of funds legally available therefor. The payment of these preferred dividends will take priority over the payment of dividends, if any, on the Company’s Common Stock.

•	Shareholders are subject to the risk of substantial dilution to their interests which may result from the issuance of shares of Common Stock upon conversion of the Series A Stock. As a result of the issuance of such Common Stock, the current shareholders will own a smaller percentage of the outstanding Common Stock of the Company. In addition, certain events triggering the anti-dilution provisions of the Series A Stock reducing the conversion price will cause an increase in the number of shares of Common Stock issuable upon conversion of the Series A Stock. Because the conversion rate is adjusted for the dividends accrued on the Series A Stock and in the event of any issuances of stock by the Company that trigger the anti-dilution protections, there is no limit on the aggregate number of shares of Common Stock that could be issued upon conversion of the Series A Stock.

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•	The holders of Series A Stock will have other substantial rights and preferences described in this Proxy Statement, including the right to veto certain corporate transactions, even those that are authorized by the Board or approved by the holders of Common Stock. These rights may give the holders of the Series A Stock the ability to influence the Company’s management and may allow the holders of Series A Stock to prevent transactions that holders of Common Stock deem beneficial.

•	All shares of Common Stock issuable upon the conversion of Series A Stock will be entitled to certain registration rights. Consequently, if such shares are registered, such shares will be freely transferable without restriction under the Securities Act of 1933, as amended (but may be subject to the short-swing profit rules and other restrictions under the Exchange Act). Such free transferability could materially and adversely affect the market price of our Common Stock if a sufficient number of such shares are sold into the market. In addition, even if the shares of Common Stock are not registered, the Investors may be eligible to sell some of the Common Stock pursuant to Rule 144.

     Appraisal Rights. Under Delaware law, shareholders are not entitled to appraisal rights with respect to the Transaction.

Required Vote

     The affirmative vote of the Shareholders having a majority of the voting power of all shares present, in person or by proxy, and entitled to vote at the Meeting, voting as a single class, is required to approve and ratify Proposal 2.

Evaluation of Financing Alternatives

     In an effort to pursue our business plan and maximize shareholder value, our Board has routinely considered the Company’s ongoing capital needs. Beginning in September 2002, we began to explore various financing alternatives in earnest. After evaluating a wide range of funding alternatives, our Board concluded it was in the best interests of the Company to investigate the possibility of a private placement of preferred stock to a limited group of investors. Accordingly, on October 4, 2002, our Board engaged Brentwood Capital Advisors LLC (“Brentwood Capital”) in its capacity as a financial advisor to explore this alternative.

     Brentwood Capital began marketing the proposed transaction on October 16, 2002. During the marketing process, Brentwood Capital contacted 24 private equity firms that focus on making investments of this size in healthcare services companies. Of the 24 private equity firms contacted, 17 executed a confidentiality agreement and received a financing memorandum detailing the Company and its operating and growth strategy. As a result of these initial marketing efforts, management made presentations in person to three private equity firms. Two other private equity firms expressed interest in the transaction and in meeting management but were not able to pursue the proposed transaction on a timely basis. After receiving detailed terms sheets, we terminated the marketing process on November 19, 2002. After extensively negotiating with the most interested parties, and extensive consideration of the proposed terms of the Transaction and other factors, we executed a term sheet on November 22, 2002.

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Opinion of Financial Advisor

     In October 2002, we retained Brentwood Capital to act as our exclusive financial advisor in connection with the proposed sale, in a private placement, of minority equity interests in the Company. At the December 5, 2002 meeting of the Board, Brentwood Capital delivered its oral opinion that, as of December 3, 2002 (the last trading day preceding the finalization of its analysis) and subject to the various considerations in its opinion, the consideration to be received by the Company in the private placement was fair to the Company from a financial point of view. Brentwood Capital confirmed its oral opinion by subsequently delivering to the Board a written opinion dated December 5, 2002. Brentwood Capital reaffirmed its opinion by letter dated January 6, 2003 before the execution of the Purchase Agreement.

     The full text of the opinion of Brentwood Capital, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Brentwood Capital, is attached as Appendix E hereto, and this summary is qualified in its entirety by reference to the full text of such opinion. Brentwood Capital’s opinion is directed to the Board and addresses only the fairness of the consideration to be received by the Company pursuant to the private placement from a financial point of view as of December 3, 2002. It does not address any other aspect of the investment and is not an opinion or a recommendation as to how any shareholder of the Company should vote. Shareholders are urged to read the full opinion of Brentwood Capital carefully and in its entirety.

     In rendering its opinion, Brentwood Capital performed a variety of financial analyses, including those summarized below. These analyses were presented to the Board at the meeting held on December 5, 2002. The summary set forth below does not purport to be a complete description of the analyses underlying the Brentwood Capital fairness opinion or the presentation made by Brentwood Capital to the Board. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Brentwood Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

     In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Brentwood Capital or the Company. Any estimates contained in the analyses performed by Brentwood Capital are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which the businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

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     In connection with its opinion, Brentwood Capital, among other things:

•	Reviewed a draft of the Purchase Agreement dated November 27, 2002, a draft of the Proposed Certificate of Designations dated November 27, 2002 and a draft of the Registration Rights Agreement dated November 27, 2002 and in connection with its reaffirmation of its opinion on January 6, 2003, Brentwood Capital reviewed the Purchase Agreement, Certificate of Designations and Registration Rights Agreement each dated January 6, 2003;

•	Reviewed certain publicly available and internally generated historical and projected financial statements of the Company;

•	Compared certain financial and other information of the Company with similar information with respect to certain other companies in the behavioral healthcare management contract and facilities-based behavioral healthcare services industries;

•	Reviewed the reported prices and trading activity for the Company’s common stock;

•	Conducted extensive discussions with the Company’s management concerning the operations of the Company, and its financial condition and prospects;

•	Conducted on-site visits to certain freestanding psychiatric hospitals of the Company to inspect the physical characteristics of the properties, to assess the quality and range of services offered at these properties and to meet with on-site management of the facilities;

•	Performed such other analyses and considered such other factors as was deemed appropriate.

     In arriving at its opinion, in addition to reviewing the matters listed above, Brentwood Capital performed the following valuation analyses:

•	Compared financing terms of recently completed “public investment in private equity” (“PIPE”) transactions similar to the Transaction for (i) all issuers of preferred stock PIPEs during the six months ended November 27, 2002, and (ii) issuers of common stock healthcare PIPEs during the six months ended November 27, 2002 with the financial terms of the proposed investment by the Investors in the Company;

•	Compared the trading multiples for comparable publicly traded companies in the behavioral healthcare management contract and facilities-based behavioral healthcare services industries with the Company’s implied enterprise value;

•	Compared completed precedent transaction multiples for control acquisitions in the behavioral healthcare management contract and facilities-based behavioral healthcare services industries with the Company’s implied enterprise value;

•	Conducted such other financial studies, analyses and investigations and reviewed such other factors as was deemed appropriate for purposes of its written opinion.

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     In rendering its opinion, Brentwood Capital assumed and relied on the accuracy and completeness of the financial, legal, tax, operating, and other information provided to it by the Company, including, without limitation, the financial statements and related notes of the Company. Brentwood Capital has not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. Brentwood Capital assumed the private placement would be consummated substantially in accordance with the terms set forth in the draft Purchase Agreement, as proposed to be amended at the Board meeting. Brentwood Capital was not engaged to, and in arriving at its opinion did not, evaluate nor solicit transactions which may be available to the Company other than minority equity investments. With respect to the financial forecast information furnished to or discussed with Brentwood Capital by the Company, Brentwood Capital assumed that such information was rationally and reasonably prepared and reflected the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of the Company.

     The opinion of Brentwood Capital speaks only as of the date it was rendered, is based on the conditions as they existed and information which it was supplied, as of December 3, 2002 (the last trading day preceding the finalization of its analysis), and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date.

     The financial forecasts furnished to Brentwood Capital and used by it in some of its analyses were prepared by the management of the Company. The Company does not publicly disclose financial forecasts of the type provided to Brentwood Capital in connection with its review of the investment, and as a result, these financial forecasts were not prepared with a view towards public disclosure. The financial forecasts were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in such financial forecasts.

     The following is a summary of the material analyses performed by Brentwood Capital in connection with its opinion. For this summary of Brentwood Capital’s opinion, the term “EBITDA” means earnings before interest, taxes, depreciation and amortization, and the term “Enterprise Value” means the sum of (i) equity market capitalization, or market equity value, plus (ii) minority interests, plus (iii) preferred stock plus (iv) net debt, which equals total debt less cash and cash equivalents. Future earnings for the comparable companies used in the analyses were based on publicly available estimates.

     Selected PIPE Transaction Analysis. Using publicly available information, Brentwood Capital reviewed and analyzed the financial terms of selected PIPE transactions. The transactions reviewed included: (i) 55 preferred stock investments completed during the six months ended November 27, 2002, and (ii) 38 common stock investments for healthcare companies completed during the six months ended November 27, 2002. In evaluating the selected transactions, Brentwood Capital reviewed among other things: gross proceeds, market capitalizations, purchase price premiums/discounts, dividend rates, warrant coverages and industry sectors. The following table compares the financial terms of the investment in the Company with the median financial terms of the selected PIPE transactions:

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			Market	Purchase Price
	Number	Gross	Cap at	Premium/	Dividend	Warrant
PIPE Structure (by Gross Proceeds)	of Deals	Proceeds	Closing	Discount	Rate	Coverage

Preferred PIPEs:
Deals>=$20 Million	10	$34,237,200	$96,705,498	3.1%	8.2%	18.5%
Deals>=$5 Million	27	$13,000,009	$50,792,725	(0.0%)	8.0%	5.6%
Aggregate Deals	55	$4,500,000	$23,067,268	(16.6%)	8.0%	5.6%

Common Healthcare PIPEs:
Deals>=$20 Million	5	$29,999,997	$170,186,876	0.0%	N/A	0.0%
Deals>=$5 Million	18	$11,914,596	$61,227,821	1.9%	N/A	0.0%
Aggregate Deals	38	$4,723,797	$40,306,821	(0.3%)	N/A	16.0%

Total Preferred and Common Healthcare PIPEs:
Deals>=$20 Million	15	$29,999,997	$98,368,706	1.0%	8.2%	15.0%
Deals>=$5 Million	45	$12,500,000	$57,520,946	0.0%	8.0%	0.0%
Aggregate Deals	93	$4,560,000	$33,720,830	(7.0%)	8.0%	10.2%

The Company Terms:		$25,000,000	$45,523,958	1.1%	5.0%	0.0%

     No transaction utilized in the selected PIPE transactions analysis is identical to the investment in the Company. In analyzing the selected transactions, Brentwood Capital made assumptions about industry performance, general business, economic, market and financial conditions, many of which are beyond the control of Brentwood Capital and the Company. Mathematical analysis, such as computation of averages or medians, is not in itself a meaningful method of using selected transactions data unless other factors are also taken into consideration.

     Historical Stock Performance Analysis. Brentwood Capital’s analysis of the performance of the Common Stock consisted of a historical analysis of both (i) closing prices and trading volumes and (ii) volume weighted average prices from the earliest trading date following the Merger through and including December 3, 2002. During this period, the Common Stock achieved a high price of $6.60 and a low price of $5.00, based on its closing share prices. Brentwood Capital also calculated the following average closing share prices, volume weighted average prices for the Common Stock as of December 3, 2002, the last trading day preceding the finalization of Brentwood Capital’s analysis, and the premiums/discounts implied by the transaction price:

	Average
	Closing	Transaction		Transaction
	Share Price	Price	VWAP	Price
Period Ending	of Common	Premium/	of Common	Premium/
December 03, 2002	Stock	(Discount)	Stock	(Discount)

Last 5 Business Days	$5.37	2.4%	$5.34	2.9%
Last 10 Business Days	$5.35	2.9%	$5.35	2.8%
Last 20 Business Days	$5.32	3.3%	$5.35	2.9%
Last 30 Business Days	$5.43	1.4%	$5.42	1.5%
Last 60 Business Days	$5.56	(1.1%)	$5.58	(1.4%)
Since PMR Merger	$5.59	(1.6%)	$5.62	(2.0%)

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     Selected Comparable Public Company Analysis. Brentwood Capital compared certain financial and operating statistics to analyze the Company’s implied transaction valuation relative to a group of publicly-traded behavioral healthcare services companies that Brentwood Capital deemed to be comparable in whole or in part to the Company. Using publicly available information, Brentwood Capital compared the implied enterprise valuation of the Company prior to the private placement to the respective low, high, median and average multiples of enterprise values of comparable companies implied by the public trading price of their respective common stock.

     Because the Company may reasonably be considered, at least in part, both a behavioral healthcare management contract company and a facilities-based behavioral healthcare services company, Brentwood Capital conducted its comparable company analysis by examining both types of companies. The behavioral healthcare management contract company Brentwood Capital considered comparable to the Company was:

•	Horizon Health Services Corp.

     The facility-based behavioral healthcare services companies Brentwood Capital considered comparable to the Company were:

•	Ramsay Youth Services, Inc.;

•	Res-Care, Inc.; and

•	Universal Health Services, Inc.

     The following table compares, as of December 3, 2002, the implied transaction multiples of the Company for the transaction with the low, high, median and average multiples for the selected comparable public companies as an aggregate group:

The Company
	Comparable Company Analysis				(as Implied by the
Per Share Investment
	Low	High	Median	Mean	Consideration)

Enterprise Value as a Multiple of LTM
Net Revenue	0.3x	1.1x	0.5x	0.6x	0.6x
EBITDA	4.4x	7.7x	5.4x	5.7x	5.7x
EBIT	5.7x	10.8x	6.8x	7.5x	6.3x

     For purposes of its analysis, Brentwood Capital compared the last twelve-month (“LTM”) trading multiples of the comparable companies to the pro forma 2002 results of the Company. Brentwood Capital noted that analyzing the Company’s pro forma results was a more accurate comparison due to (i) the five freestanding specialty psychiatric hospital acquisitions completed since September 2001 and (ii) the Merger. Mathematical analysis, such as computation of averages or medians, is not in itself a meaningful method of using selected transactions data unless other factors are also taken into consideration.

19

     Selected Comparable Transaction Analysis. Using publicly available information, Brentwood Capital reviewed the purchase prices and multiples paid in selected control acquisitions of public and private behavioral healthcare companies that were deemed to be reasonably similar to the Company in whole or in part. Specifically, Brentwood Capital reviewed the following behavioral healthcare company transactions:

Target	Acquiror

Children’s Comprehensive Services, Inc	Ameris Acquisition, Inc
National Mentor	Management & Madison Dearborn Partners
Charter Behavioral Manatee Palms	Ramsay Youth Services, Inc.
FPM Behavioral Health	Horizon Health Services Corp.
YSII Behavioral Health	Youth & Family Centered Services
90 Magellan Hospitals & Related Operations	Crescent Real Estate Equities
Communications Network	Res-Care, Inc.
Vendell Healthcare	Children’s Comprehensive Services, Inc.

     For each transaction, Brentwood Capital calculated transaction multiples at announcement based on the Enterprise Value over the LTM revenue and EBITDA, where data was available and meaningful. It should be noted that none of the comparable precedent transactions are identical to the contemplated private placement and that, therefore, there are numerous factors that may have impacted the resulting transaction multiples that would not affect the implied valuation of the Company. Financial data regarding the comparable precedent transactions was taken from filings with the SEC and press releases.

     The following table compares the implied transaction multiples of the Company for the transaction with the low, high, median and average multiples for the selected comparable transactions:

The Company
	Comparable Transaction Analysis				(as Implied by the
Per Share Investment
	Low	High	Median	Average	Consideration)

Enterprise Value as a Multiple of LTM
Net Revenue	0.3x	2.5x	0.7x	0.9x	0.6x
EBITDA	2.9x	9.1x	4.7x	5.2x	5.7x
EBIT	3.9x	10.0x	7.7x	7.5x	6.3x

     For purposes of its analysis, Brentwood Capital compared the LTM multiples of the comparable transactions to the pro forma 2002 results of the Company. Brentwood Capital noted that analyzing the Company’s pro forma results was a more accurate comparison due to (i) the five freestanding specialty psychiatric hospital acquisitions completed since September 2001 and (ii) the Merger. Mathematical analysis, such as computation of averages or medians, is not in itself a meaningful method of using selected transactions data unless other factors are also taken into consideration.

20

     About Brentwood Capital. The Company retained Brentwood Capital to act as its exclusive financial advisor because Brentwood Capital’s investment bankers have substantial experience in transactions similar to the contemplated private placement of equity and because its bankers are familiar with the Company and its business. Brentwood Capital, as part of its investment banking services, engages in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements, and valuations for corporate and other purposes.

     In October 2002, the Company retained Brentwood Capital to act as its exclusive financial advisor with respect to a potential private placement of equity securities. Pursuant to the terms of the engagement letter, Psychiatric Solutions has agreed to pay Brentwood Capital a monthly advisory fee for these services, until the consummation of the private placement or the termination of the Brentwood Capital engagement, as well as a reasonable and customary transaction fee for such services, less any advisory fees paid. In addition, the Company has agreed to indemnify Brentwood Capital and its affiliates, the respective directors, officers, agents, and employees against certain losses, claims, damages or liabilities relating to or arising out of the proposed transaction, including liabilities under federal securities law. In the past, Brentwood Capital has provided financial advisory services to the Company and has received fees for the rendering of these services.

Relationship of the Investors to Company

     Oak VII and Salix were original investors in the Company. At that time, both Oak VII and Salix obtained a position on the Company’s Board. Oak VII and Salix have since made additional investments in The Company. In 2002 and pursuant to the Company’s merger with PMR Corporation, all shares of stock and warrants held by Oak VII and Salix converted into shares of common stock of the combined entity. After the merger, Oak VII’s representation on the Board ceased. Christopher Grant, a founder and general partner of Salix, continues to serve on the Board.

     On June 28, 2002, the Company entered into a securities purchase agreement with 1818 Fund to issue up to $20 million of senior subordinated notes with detachable nominal warrants. At the closing on June 28, 2002, a total of $10 million of the senior subordinated notes were issued. The remaining $10 million of senior subordinated notes may be issued to fund additional acquisitions of free-standing psychiatric hospitals and for general working capital purposes, subject generally to approval by 1818 Fund. The notes have a term of seven years and bear interest at 12% annually, payable quarterly. The notes provide for a prepayment penalty of 6%, 3% and 1% if the notes are prepaid prior to the first anniversary, second anniversary and third anniversary of the closing date, respectively. The notes grant the holders the right to require prepayment in the event of a change of control of the Company (which right is not triggered by this Transaction), subject to a prepayment penalty of 1% if redeemed on or before the third anniversary of the closing date. The notes also require the Company to comply with financial and other covenants. In connection with the initial $10 million of notes issued, the Company issued a warrant to purchase approximately 372,412 shares of Common Stock at a nominal price. The Company will be required to issue additional warrants of up to 372,412 shares of Common Stock from time to time upon the issuance of the remaining $10 million of senior subordinated notes. The warrants provide for anti-dilution protection, pre-emptive rights and registration rights. The securities purchase agreement also allows the holders of the notes to designate one director to the board of directors of the Company. The holders have designated Joseph P. Donlan as their board representative.

21

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND RATIFICATION OF THE TRANSACTION.

OTHER INFORMATION

The Board is not aware of any other matters, except for those incident to the conduct of the Meeting, that are to be presented to Shareholders for formal action at the Meeting. If, however, any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their judgment.

By Order of the Board of Directors

22

APPENDIX A

PROPOSED CHARTER AMENDMENT

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF PSYCHIATRIC SOLUTIONS, INC.

(Incorporated on January 8, 1988)

(Pursuant to Section 242 of the General
Corporation Law of the State of Delaware)

     PSYCHIATRIC SOLUTIONS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:	The name of the Corporation is Psychiatric Solutions, Inc.

SECOND:	The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 9, 1998, and was amended on August 5, 2002 and August 30, 2002.

THIRD:	The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended so that Section A of ARTICLE V reads in its entirety as follows:

“A. This Corporation is authorized to issue two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock that the Corporation is authorized to issue is Fifty-Four Million (54,000,000), of which Forty-Eight Million (48,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01) per share, and Six Million (6,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01) per share.”

FOURTH:	The above amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted and approved at a telephonic meeting of the members of the Board of Directors and duly adopted and approved at a special meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on this       day of January 2003.

PSYCHIATRIC SOLUTIONS, INC.

By:

Steven T. Davidson, Vice President

APPENDIX B

PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

by and among

PSYCHIATRIC SOLUTIONS, INC.

and

THE PURCHASERS NAMED HEREIN

January 6, 2003

i

(aa) Full Disclosure	22
4. COVENANTS	22
(a) Certain Pre-Funding Covenants	22
(b) Form D and Blue Sky	24
(c) Reporting Status	24
(d) Use of Proceeds	24
(e) Financial Information	24
(f) Reservation of Shares	25
(g) Listing	25
(h) Expenses	25
(i) Filing of Form 8-K; Press Releases	25
(j) Transactions With Affiliates	26
(k) Corporate Existence	26
(l) Lock-Up Agreement	26
(m) Change of Control	27
(n) Payments on Notes	28
(o) Future Acquisition of Common Stock	28
(p) Amendments to Waiver and Amendment	28
5. TRANSFER AGENT INSTRUCTIONS	28
6. DELIVERIES BY THE PURCHASERS AT SIGNING; CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL ON THE FUNDING DATES	28
(a) Deliveries at Signing	28
(b) Conditions to the Company’s Obligation to Sell on the First Funding Date	29
(c) Conditions to the Company’s Obligation to Sell on the Second Funding Date	29
7. DELIVERIES BY THE COMPANY AT SIGNING; CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE ON THE FUNDING DATES	30
(a) Deliveries at Signing	30
(b) Conditions To Each Purchaser’s Obligation To Purchase On Each Funding Date	30
8. TERMINATION	33
(a) Termination	33
(b) Effect of Termination	34
9. GOVERNING LAW; MISCELLANEOUS	35
(a) Governing Law; Jurisdiction; Jury Trial	35
(b) Counterparts	35
(c) Headings	36
(d) Severability	36
(e) Entire Agreement; Amendments	36
(f) Notices	36
(g) Successors and Assigns	37
(h) No Third Party Beneficiaries	37
(i) Survival; Indemnification	37
(j) Publicity	38

ii

(k) Further Assurances	38
(l) Placement Agent	38
(m) No Strict Construction	39
(n) Remedies	39
(o) Exculpation among Purchasers	39
(p) Payment Set Aside	39
(q) Form, Registration, Transfer and Exchange of Preferred Stock; Lost Preferred Stock	39
(r) Definitions	40

iii

STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of January 6, 2003, by and among PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation, with headquarters located at 113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067, formerly known as PMR Corporation (the “Company”), and the investors listed on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Section 9(r) hereof.

RECITALS

     The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). (Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings ascribed to such terms herein.)

     The Company’s Board of Directors has authorized an amendment to the Certificate of Incorporation of the Company, as currently in effect (the “Charter Amendment”), in substantially the form attached hereto as Exhibit A, to increase the number of authorized shares of preferred stock (“Preferred Stock”) from 2,000,000 shares to 6,000,000 shares.

     Conditioned upon approval of the Charter Amendment by the Company’s stockholders pursuant to applicable law and filing of the Charter Amendment with the Secretary of State of the State of Delaware, the Company has authorized a series of its preferred stock, par value $0.01 per share denominated as the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), which shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, substantially in the form attached hereto as Exhibit B (the “Certificate of Designations”).

     Subject to the terms and conditions set forth in this Agreement, the Purchasers wish to purchase at the Fundings (as defined herein) an aggregate of up to 4,545,454 shares of the Series A Preferred Stock (the “Preferred Shares”), in the respective amounts set forth opposite each such Purchaser’s name on the Schedule of Purchasers, at a purchase price per share of $5.50 (the “Purchase Price”). All of the shares of Common Stock which are potentially issuable upon conversion of the Preferred Shares are referred to herein as the “Conversion Shares.”

     Contemporaneously with the execution and delivery of this Agreement, the Company and the Purchasers are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, the Company and the Purchasers hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES.

     (a)  Purchase of Preferred Shares.

          (i) Subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) below, the Company shall issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, at a purchase price per share equal to the Purchase Price, the respective number of Preferred Shares set forth in the column titled “Number of Preferred Shares-First Funding” opposite such Purchaser’s name on the Schedule of Purchasers (the “First Funding”).

          (ii) Subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 6(c) and 7(b) below, the Company shall issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, at a purchase price per share equal to the Purchase Price, the respective number of Preferred Shares set forth in the column titled “Number of Preferred Shares-Second Funding” opposite such Purchaser’s name on the Schedule of Purchasers (the “Second Funding”). The First Funding and the Second Funding collectively are referred to in this Agreement as the “Fundings”.

     (b)  The Funding Dates; Fundings.

          (i) The date and time of the First Funding (the “First Funding Date”) shall be 10:00 a.m., Eastern Time on March 31, 2003 (provided that if such date is not a Business Day, the next Business Day thereafter), subject to the satisfaction (or waiver) of the conditions to the First Funding set forth in Sections 6(b) and 7(b) (or such later date as is mutually agreed to by the Company and Oak Investment Partners X, Limited Partnership and Oak X Affiliates Fund, Limited Partnership (collectively, “Oak”)).

          (ii) Only if the First Funding has previously occurred, the date and time of the Second Funding (the “Second Funding Date”) shall be 10:00 a.m., Eastern Time on June 30, 2003 (provided that if such date is not a Business Day, the next Business Day thereafter), subject to the satisfaction (or waiver) of the conditions to the Second Funding set forth in Sections 6(c) and 7(b) (or such later date as is mutually agreed to by the Company and Oak). Each of the First Funding Date and the Second Funding Date may also be referred to in this Agreement as a “Funding Date”.

          (iii) Each Funding shall occur on the applicable Funding Date at the offices of Harwell Howard Hyne Gabbert & Manner P.C., counsel to the Company, at 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238, or at such other location as the Company and Oak may mutually agree.

     (c)  Form of Payment. On the applicable Funding Date, (i) each Purchaser shall pay the Purchase Price to the Company for the applicable Preferred Shares by wire transfer of immediately available funds in accordance with the Company’s written wire instructions (to be delivered not less than two (2) Business Days prior to the applicable Funding), less any amount withheld by Oak for expenses of Oak pursuant to Section 4(h), and (ii) the Company shall deliver to each Purchaser stock certificates (in the denominations as such Purchaser shall request) (the “Preferred Stock Certificates”) representing such number of the Preferred Shares which such Purchaser is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Purchaser or its designee.

     2.     EACH PURCHASER’S REPRESENTATIONS AND WARRANTIES.

     Each Purchaser represents and warrants, severally and not jointly, with respect to only itself that:

     (a)  Investment Purpose. Such Purchaser is acquiring (i) the Preferred Shares and (ii) upon conversion of the Preferred Shares, the Conversion Shares (the Preferred Shares and the Conversion Shares collectively are referred to herein as the “Securities”), for its own account and not with a view towards, or for resale in connection with, the distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

     (b)  Accredited Investor Status. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and a “qualified institutional buyer” as that term is defined in Rule 144A promulgated under the Securities Act.

     (c)  Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

     (d)  Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Nothing contained in this Section 2(d) (nor any of the inquiries described herein nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives) shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Sections 3 and 9(l) below or in any certificate delivered hereunder.

(e) No Governmental Review. Such Purchaser understands that no court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, domestic or foreign, Federal, state, county or local (each a “Governmental Entity”) has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

     (f)  Transfer or Resale. Such Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel (or such other evidence reasonably acceptable to the Company), in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (“Rule 144”); and (ii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser (A) to an Affiliate, (B) that is a partnership to a liquidating trust for the benefit of its partners, to its partners or former partners in accordance with partnership interests or to the estate of any such partner or former partner, (C) that is a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) that is a corporation to its majority owned subsidiaries or affiliates or (E) that is an individual to the Purchaser’s family member or trust for the benefit of such Purchaser or his or her family members or an entity whose equity owners consist solely of the Purchaser and his or her family members; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were an original Purchaser hereunder.

     (g)  Legends. Such Purchaser understands that the certificates or other instruments representing the Preferred Shares and, until such time as the sale of the Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

     (h)  Authorization; Enforcement; Validity. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

     (i)  Residency. Such Purchaser is a resident of, or has its principal executive offices located in, that jurisdiction specified in its address on the Schedule of Purchasers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each of the Purchasers as follows in this Section 3, except to the extent (i) disclosed with reasonable specificity on the schedules to this Agreement, with respect to Sections 3(b), 3(e) and 3(o), and (ii) with respect to all other subsections in this Section 3, disclosed with reasonable specificity on the schedules to this Agreement or the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2002, Quarterly Report on Form 10-Q for the Quarter ended July 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the “2002 Filings”) filed by the Company (other than (x) those sections of the 2002 Filings entitled or captioned “Risk Factors” and (y) specific disclosures in those documents which are filed as exhibits to, or incorporated by reference in, such 2002 Filings). Without limiting the generality of the foregoing clause (y), the mere filing or incorporation by reference of an exhibit to such 2002 Filings shall not be deemed to adequately disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the exhibit itself, as opposed to the contents thereof).

     (a)  Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any Person in which the Company, directly or indirectly, owns fifty percent (50%) or more of the outstanding voting securities) are corporations, limited partnerships, or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or formed, as applicable, and have the requisite corporate, limited partnership, or limited liability company power and authorization to own their respective properties and to carry on their respective business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, prospects, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as hereinafter defined) or the Certificate of Designations. The Company has no Subsidiaries except as set forth on Schedule 3(a).

     (b)  Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as hereinafter defined) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”), to execute and file the Charter Amendment and the Certificate of Designations after receipt of the stockholder approval described in clause (i) of the second following sentence, and to issue the Securities in accordance with the terms hereof and thereof. The Charter Amendment has been duly authorized by the Company’s Board of Directors, which has recommended that the Company’s stockholders approve the Charter Amendment. The execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and the issuance of all Conversion Shares issuable upon conversion of the Preferred Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, except (i) stockholder approval of the Charter Amendment by the holders of a majority of the outstanding shares of Common Stock and (ii) such stockholder approval as may be required by NASDAQ in connection with the transactions contemplated by the Transaction Documents and the Certificate of Designation (including, without limitation, the issuance or potential issuance of a number of shares of Common Stock which is greater than or equal to 20% of the number of shares outstanding on the date of this Agreement and/or any potential change of control (as currently defined or as proposed to be defined under the rules of NASDAQ)), all of which shall be obtained prior to the First Funding. The Transaction Documents have been duly executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that any rights to indemnity or contribution under the Registration Rights Agreement may be subject to limitation by public policy under federal securities laws. Upon receipt of the foregoing stockholder approval, the Charter Amendment and the Certificate of Designations will be filed as promptly as practicable with the Secretary of State of the State of Delaware and will be in full force and effect as of the First Funding Date, enforceable against the Company in accordance with their terms. None of the Charter Amendment, the Certificate of Incorporation or the Certificate of Designations shall have been amended prior to either Funding Date.

     (c)  Capitalization.

          (i) As of the date hereof, the authorized capital stock of the Company consists of (A) 48,000,000 shares of Common Stock, of which as of January 3, 2003, 7,738,641 shares are issued and outstanding and (B) 2,000,000 shares of Preferred Stock (to be increased to 6,000,000 upon stockholder approval of the Charter Amendment and the filing thereof), of which no shares are issued and outstanding. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. As of the First Funding Date, no shares of Preferred Stock shall be authorized or outstanding and as of each Funding Date the Series A Preferred Stock shall be the sole authorized or designated series of Preferred Stock.

          (ii) Except as set forth in Schedule 3(c), no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights. Except as set forth in Schedule 3(c), and except for (a) warrants to purchase 744,824 shares of Common Stock which are issued or issuable pursuant to that certain Securities Purchase Agreement, dated as of June 28, 2002, by and between Psychiatric Solutions Hospitals, Inc., a Delaware corporation (f/k/a Psychiatric Solutions, Inc.) and The 1818 Mezzanine Fund II, L.P., (b) warrants held by CapitalSource Holdings, LLC to purchase 20,766 shares of Common Stock, (c) warrants held by Donald L. Morris to purchase 7,822 shares of Common Stock, (d) warrants held by Todd Morris to purchase 1,564 shares of Common Stock, (e) options to purchase 206,016 shares of Common Stock issued or issuable pursuant to the Company’s 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel, (f) options to purchase 676,395 shares of Common Stock issued or issuable pursuant to PMR Corporation 1997 Equity Incentive Plan, (g) options to purchase 83,748 shares of Common Stock issued or issuable pursuant to the PMR Corporation Outside Directors Non-Qualified Stock Option Plan of 1992, (h) options to purchase 82,225 shares of Common Stock issued or issuable outside of other PMR plans, and (i) subordinated notes listed on Schedule 3(c) with an aggregate principal amount of $3,600,000 which are convertible into 421,842 shares of Common Stock (the “Sunrise Seller Notes”), (A) there are no outstanding debt instruments issued by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries; (C) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (D) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (E) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

          (iii) The Company has furnished or made available to each Purchaser true and correct copies of the Company’s Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and a copy of the Charter Amendment, as approved by the Company’s Board of Directors, and the Company’s Amended and Restated Bylaws, as amended and as in effect on the date hereof and as of the applicable Funding (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto. The Company does not have any certificate of designations in effect as of the date hereof or as of either Funding Date (other than the Certificate of Designations, which will be effective prior to the First Funding Date).

     (d)  Issuance of Securities. Upon the filing of the Charter Amendment and the Certificate of Designations with the Secretary of State of the State of Delaware, as of each Funding, the applicable Preferred Shares will be duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. Upon the filing of the Charter Amendment and the Certificate of Designations with the Secretary of State of the State of Delaware, as of each Funding, 5,000,000 shares of Common Stock (subject to adjustment pursuant to the Company’s covenant set forth in Section 4(f) below) shall be duly authorized and reserved for issuance upon conversion of the Preferred Shares. Upon conversion in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject only to accuracy of the representations set forth in Section 2, the issuance by the Company of the Securities is exempt from registration under the Securities Act and all applicable state securities laws.

     (e)  No Conflicts.

          (i) Except as set forth on Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not:

               (A) result in a violation of the Certificate of Incorporation (after giving effect to the Charter Amendment and the Certificate of Designations), or the Bylaws;

               (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or incremental, additional or varied rights under, any material agreement, indenture or instrument (including, without limitation, any stock option, employee stock purchase or similar plan or any employment or similar agreement) to which the Company or any of its Subsidiaries is a party (including, without limitation, triggering the application of any change of control or similar provision (whether “single trigger” or “double trigger”)); or

               (C) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as hereinafter defined)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

          (ii) Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation or Bylaws or, in the case of Subsidiaries, their organizational charter or bylaws, respectively.

          (iii) The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

          (iv) Except for (A) compliance with the HSR Act (as hereinafter defined), if required, (B) the filing of a proxy statement relating to the Stockholder Approval as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, (C) as may be required by any applicable state securities laws, or (D) the filing of the Charter Amendment and the Certificate of Designations with the Secretary of State of the State of Delaware, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain as described in the preceding sentence shall have been obtained or effected on or prior to each Funding Date and shall not be the subject of any pending or, to the knowledge of the Company, threatened attack by appeal, direct proceeding or otherwise. The Company is not, and as of each Funding Date will not be, in violation of the listing requirements of the Principal Market, and the Conversion Shares shall be authorized for listing thereon.

     (f)  SEC Documents; Financial Statements.

          (i) Since April 30, 2002, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) and all forms, documents and instruments filed by the Company with the SEC pursuant to the Securities Act (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were or are filed with the SEC, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form (and will comply as to form) in all material respects with U.S. generally accepted accounting principles (“GAAP”) and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (A) as may be otherwise specifically indicated in such financial statements or the notes thereto, or (B) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or as otherwise, in each case, may be permitted by the SEC on Form 10-Q under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Ernst & Young LLP, which has examined certain of such financial statements, is an independent certified public accounting firm within the meaning of the Securities Act. As of the date of this Agreement and as of each Funding Date, the Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement

          (iii) Prior to the date hereof, the Company delivered to the Purchasers financial projections (the “Projections”). The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable. The Projections have been prepared in good faith and the Projections give effect to the transactions contemplated by the Transaction Documents. The Purchasers acknowledge that the Projections contain assumptions about future events and that actual results during the period or periods covered may differ materially from the data and results contained in such Projections.

          (iv) Since April 30, 2002, except as specified in the 2002 Filings, the Company has not incurred or suffered any liability or obligation, matured or unmatured, contingent or otherwise, except in the ordinary course of business and except any such liability or obligation that has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, except as specified in the 2002 Filings, the Company has no material liabilities or obligations that would reasonably be expected to be disclosed in order to comply with Section 13(j) of the Exchange Act or any proposed rules promulgated by the SEC thereunder, including the rules regarding contractual commitments and contingent liabilities and commitments proposed in SEC Release No. 33-8144; 34-46767.

     (g)  Absence of Certain Changes. Since April 30, 2002, there has been no event constituting, or which could reasonably be expected to cause or give rise to, a material adverse change or material adverse development in the business, properties, assets, operations, prospects, results of operations or financial conditions of the Company and its Subsidiaries, if any, taken as a whole. Neither the Company nor any of its Subsidiaries has taken any steps, and does not expect to take any steps, to seek protection pursuant to any bankruptcy law. Without limiting the generality of the foregoing, since April 30, 2002, except as specifically contemplated by the Transaction Documents or described on Schedule 3(g):

          (i) the Company has not:

(A) made, paid or declared any dividend or distribution to any equity holder (in such capacity) or redeemed any of its capital stock;

(B) varied its business plan or practices, in any material respect, from past practices;

(C) entered into any financing, joint venture, license or similar arrangement that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents; or

(D) suffered or permitted to be incurred any liability or obligation or any encumbrance against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents; and

          (ii) there has not been:

(A) any lapse of any of the Company’s trade secrets, inventions, patents, patent applications or continuations (in whole or in part), trademarks, trademark registrations, service marks, service mark registrations, copyrights, copyright registrations, or any application therefor or filing in respect thereof;

(B) any loss of the services of any of the key officers or key employees of the Company;

(C) any incurrence of or entry into any liability, mortgage, encumbrance, commitment or transaction, including without limitation, any borrowing (or assumption or guarantee thereof) or guarantee of a third party’s obligations, or capital expenditure (or lease in the nature of a conditional purchase of capital equipment) in excess of $100,000 other than in the ordinary course of business;

(D) any material change by the Company in accounting methods or principles; or

(E) any change in the assets, liabilities, condition (financial or otherwise), results or operations or prospects of the Company from those reflected on the 2002 Filings, except changes in the ordinary course of business and changes that have not had or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (h)  Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, Governmental Entity or self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of its Subsidiaries, except where any of the foregoing would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect and except as set forth on Schedule 3(h).

     (i)  Acknowledgment Regarding Each Purchaser’s Purchase of Preferred Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby and any advice given by any of the Purchasers or any of their respective representatives or agents in connection with the Transaction Documents and/or the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

     (j)  No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

     (k)  No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any Principal Market on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps (other than by compliance with the Registration Rights Agreement) that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

     (l)  Employee Relations; Benefit Plans.

          (i) Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Except as set forth on Schedule 3(l), none of the Company’s or its Subsidiaries’ employees is a member of a union which relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.

          (ii) There are no material employee benefit plans, as defined in Section 3(2) of ERISA, maintained by the Company or any Subsidiary, or with respect to which the Company or any Subsidiary has or could have any direct or indirect material liability, other than those described in Schedule 3(l) (“Benefit Plans”).

          (iii) No Benefit Plan is subject to Title IV of ERISA or section 412 of the Code. Except as set forth on Schedule 3(l), no Benefit Plan is a “Multiple Employer Plan” within the meaning of the Code or ERISA.

          (iv) With respect to each Benefit Plan: (A) if it is intended to qualify under section 401(a) or 403(a) of the Code, the Company has no knowledge of any circumstance that could be reasonably expected to result in such Benefit Plan’s failure to be so qualified; (B) such Benefit Plan has been maintained and administered at all times in substantial compliance with its terms and applicable laws and regulations; (C) no event has occurred and there exists no circumstances under which the Company or any Subsidiary could be reasonably expected to incur material liability under ERISA, the Code or otherwise (other than routine claims for benefits) with respect to such Benefit Plan or with respect to any other entity’s employee benefit plan; and (D) all contributions and premiums due with respect to such Benefit Plan have been made on a timely basis.

          (v) With respect to each “welfare plan” (as defined in ERISA section 3(1)) which is maintained or contributed to by the Company or any Subsidiary or with respect to which the Company or any Subsidiary has or could have any direct or indirect liability as of either Funding Date: (A) no such plan provides medical or death benefits with respect to current or former employees of the Company or any Subsidiary beyond their termination of employment (other than as required to avoid an excise tax under Code section 4980B); and (B) the Company and each Subsidiary has substantially complied with the requirements of Code section 4980B.

          (vi) The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not: (A) entitle any individual to severance or termination pay; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any individual; or (C) result in the payment that will be taken into account in determining whether there is an “excess parachute payment” under Code section 280G(b)(1).

     (m)  Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct their respective businesses as now, or as contemplated to be, conducted, except where the failure to own or possess such rights would not result, either individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor its Subsidiaries has infringed trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(m), there is no claim, action or proceeding being made or brought against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights, except where any of the foregoing would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

     (n)  Environmental Laws. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

          (i) the Company and its Subsidiaries are in compliance with any and all Environmental Laws;

          (ii) the Company and its Subsidiaries have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses;

          (iii) the Company and its Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval;

          (iv) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Law;

          (v) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its Subsidiaries;

          (vi) neither the Company nor any of its Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law; and

          (vii) no property or facility of the Company or any of its Subsidiaries is (A) listed or proposed for listing on the National Priorities List under CERCLA or (B) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any Governmental Entity.

     For purposes of this Agreement, the following terms shall have the following meanings: “Environmental Law” means any foreign, Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on the Company or its Subsidiaries, relating to pollution or protection of the environment or health or safety or any chemical, material or substance, that is subject to regulation thereunder.

     (o)  Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property described in the Company’s filings under the Exchange Act as being owned by them, good and marketable title to the leasehold estate in all real property described therein as being leased by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except (i) such as are set forth on Schedule 3(o), (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries, (iii) such liens or encumbrances against any landlord’s or owner’s interest in any leased property or (iv) for taxes not yet due and payable. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

     (p)  Insurance. All of the insurance policies covering the Company and its Subsidiaries are in full force and effect, neither the Company nor any of its Subsidiaries is in material default with respect to its obligations under any of such insurance policies and neither the Company nor any of its Subsidiaries has received any notification of cancellation or modification of any of such insurance policies. There is no claim outstanding, nor is there any other event or circumstance known to the Company, which would reasonably be expected to cause a material increase in the insurance rates of the Company or any of its Subsidiaries. There are no facts or circumstances known to the Company which exist that might relieve any insurer under such insurance policies of its obligations to satisfy in full claims thereunder. The Company and its Subsidiaries maintain insurance coverage of a type and amount customary for entities of similar size engaged in similar lines of business. Except for the proposed organization of PSI Surety, Inc., as described on Schedule 3(a), neither the Company nor any of its Subsidiaries is or ever has been a party to, or a beneficiary of, any other policy, insurance pool or sharing agreement whereby any other Person(s) maintains or maintained insurance covering the business of the Company.

     (q)  Regulatory Permits. Except the absence of which would not result, either individually or in the aggregate, in a Material Adverse Effect, (i) the Company and its Subsidiaries possess all licenses, certificates, authorizations, permits, consents, orders and approvals issued by the appropriate Governmental Entities necessary to own or lease their respective properties and to conduct their respective businesses as conducted and as contemplated to be conducted, and (ii) neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization, permit, consent, order or approval. The Purchasers have been provided with a list and brief description of all licenses, including those granted or derived from Governmental Entities, issued or granted to the Company or any Subsidiary which are material to its business.

     (r)  Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (s)  Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its

Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) other than taxes that in an aggregate amount would not be material (and the nonpayment of which would not have a Material Adverse Effect), has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books and financial statements, and (iii) other than accruals for taxes in an aggregate amount that would not be material (and the nonpayment of which would not have a Material Adverse Effect), has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

     (t)  Transactions With Affiliates. Except as set forth on Schedule 3(t) and in the SEC Documents filed with the SEC prior to the date of this Agreement, routine compensation to directors in accordance with policies duly adopted by the Company’s Board of Directors, and other than the grant of stock options issued under duly adopted stock option plans, as of the date hereof, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any Person in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

     (u)  Contracts. Except for the contracts, agreements and commitments, whether written or oral, described on Schedule 3(u), neither the Company nor any Subsidiary is a party to or bound by any material contract, agreement or commitment, whether written or oral, including, without limitation, (i) any distributor, sales, advertising, agency or manufacturer’s representative contract, (ii) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than $100,000 annually, (iii) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, (iv) any contract for capital expenditures in excess of $100,000 in the aggregate, (v) any contract limiting the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or non-disclosure contract, (vi) any contract with any Person with whom the Company or any Subsidiary does not deal at arm’s length, (vii) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Persons, or (viii) any contracts or commitments providing for payments based in any manner on the revenues or profits of the business of the Company or any Subsidiary; provided, however, that managed care contracts and medical director agreements are not required to be disclosed on Schedule 3(u). All of the material contracts, agreements and commitments of the Company and the Subsidiaries are in full force and effect and binding upon the parties thereto in accordance with their terms. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any other party to such contracts, agreements or commitments, is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. The Company has no knowledge of any proposed, pending, or likely cancellation or termination of any such material contract, agreement or commitment.

     (v)  Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware or the State of Tennessee which is or could become applicable to any of the Purchasers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities, the Purchasers’ ownership of the Securities and/or the Purchasers’ conversion of the Series A Preferred Stock.

     (w)  Investment Company. The Company is not, and after giving effect to the offering and sale of the Securities hereunder and the application of the proceeds thereof as described in this Agreement will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

     (x)  No Market Manipulation. Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any of such entities’ directors, officers, employees, agents or controlling persons have taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of the Common Stock.

     (y)  Special Regulatory and Other Matters. Except as set forth in Schedule 3(y), the Company represents and warrants to the Purchasers as follows:

          (i)

(A) The Company and each of its Subsidiaries (collectively, the “Regulated Companies,” and each, a “Regulated Company”) each hold all licenses and other rights, accreditations, permits, approvals and authorizations (“Permits”) required by law, ordinance, regulation or ruling guidance or manual of any Governmental Entity necessary to operate each line of business or facility presently conducted and presently proposed to be conducted by each of the Regulated Companies (each such line or facility, a “Business” and collectively, the “Businesses”), except for Permits, the absence of which would not reasonably be expected to have a Material Adverse Effect. Each Regulated Company that directly receives reimbursement or payments under Titles XVIII and XIX of the Social Security Act (the “Medicare And Medicaid Programs”) is certified for participation and reimbursement under the Medicare and Medicaid programs. Each Regulated Company that directly or indirectly receives reimbursement or payments under the Medicare and Medicaid Programs, the CHAMPUS and TriCare programs and such other similar federal, state or local reimbursement or governmental programs (collectively the “Government Programs”) has current provider numbers and provider agreements required for each of such Government Programs. Each Regulated Company that receives direct payments under any non-governmental program, including without limitation any private insurance program (collectively, the “Private Programs”)

has all provider agreements and provider numbers that are required under such Private Programs.

(B) No violation, default, order or legal or administrative proceeding exists with respect to any of the aforementioned Permits, Medicare or Medicaid certifications, provider agreements or provider numbers, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 3(y), none of the Regulated Companies has received any notice of any action pending or recommended by any Governmental Entity having jurisdiction with respect to any of the aforementioned Permits, Medicare or Medicaid certifications, provider agreements, or provider numbers, either to revoke, withdraw or suspend any such Permit, certification, provider agreements or provider number, or to terminate the participation of any Business in any Government Program or Private Program. Except as disclosed on Schedule 3(y), no event has occurred that, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation, order or deficiency with respect to any such Permit, certification, provider agreement or provider number, or to revoke, withdraw or suspend any such Permit, certification, provider agreements or provider number, or to terminate or modify the participation of any Business in any Government Program or Private Program. There has been no decision not to renew any material provider number, provider agreement or third-party payor agreement of any Regulated Company or Business. No consent or approval of, prior filing with or notice to, or any action by, any Governmental Entity or any other third party is required in connection with any such Permit, or Government Program or Private Program, by reason of the transactions contemplated hereby, and the continued operation of any Business thereafter on a basis consistent with past practices (other than the renewal of current approvals, licenses and Permits).

(C) Each Regulated Company and/or Business has timely filed all reports and billings required to be filed by it prior to the date hereof with respect to the Government Programs and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports and billings are complete and accurate in all material respects and have been prepared in compliance with all applicable laws, regulations, rules, manuals and guidance governing reimbursement and claims, except for any of the foregoing that would not reasonably be expected to have a material adverse effect on the business, results of operations or prospects of any particular Regulated Company or group thereof, including by virtue of having a material adverse effect on the ability to operate in the ordinary course or by virtue of resulting in a material liability. Each Regulated Company has paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such reports and billings, has not claimed or received reimbursements from Government Programs or Private Programs in excess of amounts permitted by law, and has no liability under any Government Program or Private Program (known or unknown, contingent or otherwise) for any refund, overpayment, discount or adjustment, except for any of the foregoing that would not reasonably be expected to have a material adverse effect on the business, results of operations or prospects of any particular Regulated Company or group thereof, including by virtue of having a material adverse effect on the ability to operate in the ordinary course or by virtue of resulting in a material liability. With respect to such prior reports or billings, (x) there are no pending appeals, adjustments, challenges, audits, notices of intent to audit (other than in connection with the routine review of cost reports and post-payment reviews), inquiries or litigation, and (y) other than the routine review of cost reports and post-payment reviews, during the last two years none of the Business has been audited, or otherwise examined by any Government Program or Private Program. No such routine review of cost reports or post-payment reviews would reasonably be expected to have a Material Adverse Effect. There are no other reports required to be filed by any Business in order to be paid under any Government Program or Private Program for services rendered, except for reports not yet due and immaterial reports.

(D) All activities of each Business of each Regulated Company and of any officers, directors, agents and employees of any of the Regulated Companies undertaken on behalf of any Business, have been, and are currently being, conducted in compliance in all respects with all applicable legal requirements, permits, licenses, certificates, governmental requirements, Government Program manuals and guidance, orders and other similar items of any Governmental Entity including, without limitation, all legal requirements currently in effect pertaining to confidentiality of patient information, occupational safety and health, workers’ compensation, unemployment, building and zoning codes (collectively, “Regulations”), other than any non-compliance that does not or would not have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of any Business. None of the Businesses of any of the Regulated Companies has violated or become liable for, or received any unresolved notice or charge asserting any such violation or liability with respect to, any Regulation, nor are there any facts or circumstances that are known or that reasonably should be known to the Regulated Companies that could form the basis for any such violation or liability. None of the Regulated Companies or Businesses is relying on any exemption from or deferral of any Regulation that would not be available to such Regulated Company or Business after either Funding.

(E) There are no pending changes in applicable law or regulations that would prevent any of the Businesses from conducting its business in substantially the same manner as the business is currently conducted except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary, statements in subsections (B), (C) and (D) of this Section 3(y)(i) as to any of the Regulated Companies or their respective Businesses are made to the knowledge of the Company after due and reasonable inquiry.

          (ii) None of the Regulated Companies and none of the Businesses is in violation of, or the subject of, any enforcement action by any Governmental Entity under the Medical Waste Tracking Act, 42 U.S.C. §§ 6992 et seq., or any other applicable federal, state or local governmental law dealing with the disposal of medical wastes (the “Medical Waste Laws”). None of the Regulated Companies has, within the last two years, received any written or oral notice of any investigation or inquiry by any Governmental Entity under the Medical Waste Laws. The Regulated Companies and the Businesses have obtained and are in compliance with any permits related to medical waste disposal required by the Medical Waste Laws, other than any non-compliance that does not or would not have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of any Business, and have taken reasonable steps to determine, and have determined, that all disposal of medical waste by them has been in substantial compliance with the Medical Waste Laws, other than any non-compliance that does not or would not have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of any Business.

          (iii) None of the suppliers supplying products, materials or drugs to any Business of the Regulated Companies, has provided any notice (written or oral) to any Regulated Company that it intends to cease selling such products, materials or drugs to such Regulated Company or Business or to limit or reduce such sales of the products to any such Regulated Company or Business or increase prices and there is no fact that indicates that any third-party payor of any Regulated Company or any Business intends to terminate, limit or reduce its business relations with such Regulated Company or Business for any reason whatsoever, other than any of the foregoing acts that do not or would not have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of any Business.

          (iv) No Regulated Company or Business, no licensed professional or other individual affiliated with the Regulated Companies or any Business of such Regulated Companies, has had its, his or her right to receive reimbursements pursuant to any Government Program or Private Program terminated, or threatened to be terminated, as a result of any investigation or action whether by any Governmental Entity or other third party. Except as described on Schedule 3(y), no Regulated Company or Business, and, to the knowledge of the Company after due and reasonable inquiry, no licensed professional or other individual who is a party to a contract with any Regulated Company, has, during the past three years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Entity, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity related to any Regulated Company or any Business, by such Regulated Company, Business or individual. No Regulated Company has received any notice of deficiency during the past three years in connection with the operation of the Business, and except as described on Schedule 3(y), there are not presently, and at each Funding there will not be, any outstanding deficiencies or work orders of any Governmental Entity having jurisdiction over any Business, or requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Government Programs and Private Programs. Except as described on Schedule 3(y), there is not any notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over any Business to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances or inventory so as to conform to or comply with any existing law, code, rule, regulation or standard.

          (v) None of the Regulated Companies, or any officer, director or managing employee of any of the Regulated Companies, and, to the knowledge of the Regulated Companies after due and reasonable inquiry, no person or entity providing professional services in connection with any Business, has engaged in any activities that are prohibited, or cause for the imposition of penalties or mandatory or permissive exclusion, under 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn, or 1396b, 31 U.S.C. §§ 3729-3733, or the federal CHAMPUS/TRICARE statute (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or under any criminal laws, statutes, ordinances, regulations or rulings or manuals of any Governmental Entity relating to health care services or payments, or that are prohibited by rules of professional conduct, including but not limited to the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (B) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid, or under any Private Program other than any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

          (vi) Except as described on Schedule 3(y), no Regulated Company has any reimbursement or payment rate appeals, disputes or contested positions currently pending before any Governmental Entity or any administrator of any Private Programs with respect to any Business.

          (vii) Each Regulated Company and its officers, directors and employees and, to the knowledge of the Regulated Companies after due and reasonable inquiry, persons who provide professional services under agreements (whether oral or written) with such Regulated Company in connection with any Business has not, in connection with its, his or her activities directly or indirectly related to any Business, engaged in any activities which are prohibited under the Federal Controlled Substances Act, 21 U.S.C. §§ 801 et seq. or the regulations promulgated pursuant to such statute or any related state or local statutes or regulations concerning the dispensing and sale of controlled substances.

          (viii) No Regulated Company or Business of any Regulated Company has (i) engaged in any transaction with any entity that is tax-exempt under Section 501(c)(3) or (4) of the Code that has resulted in the imposition on such Regulated Company or Business of any tax under Section 4958 of the Code or (ii) engaged in an “excess benefit transaction” (as defined in such Section 4958 of the Code) with any such tax-exempt entity.

     (z)  Solvency. Immediately after the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, the fair value and present fair saleable value of the assets of each of the Company and its Subsidiaries will exceed the sum of their stated liabilities and identified contingent liabilities. The Company and its Subsidiaries are not, nor will they be, after giving effect to the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, (i) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (ii) unable to pay their debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

     (aa)  Full Disclosure. The representations and warranties of the Company in this Agreement do not contain a misstatement of material fact or omit to state a material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading.

     4.     COVENANTS.

     (a)  Certain Pre-Funding Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and each Funding (except for the covenant in Section 4(a)(vi), which shall only survive until the First Funding, and shall not survive until the Second Funding).

          (i) General. Each of the parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions to each Funding set forth in Section 7(b)); provided, however, that nothing in this Section 4(a) shall be deemed to require the Purchasers to purchase Preferred Shares unless and until the conditions set forth in Section 7(b) are satisfied or, in the sole discretion of all of the Purchasers, waived.

          (ii) Notices and Consents. The Company will give any notices to third parties and Governmental Entities and shall use commercially reasonable efforts to obtain any third party consents that the Purchasers may reasonably request in connection with the matters referred to in Section 3(e) hereof, including, without limitation, using commercially reasonable efforts to obtain an affirmative response from NASDAQ to the letter dated December 13, 2002 submitted by counsel to the Company to NASDAQ. Each of the parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of Government Entities in connection with the matters referred to in Section 3(e) hereof.

          (iii) Operation of Business. The Company and its Subsidiaries shall not engage in any practice, take any action, or enter into any material transaction which is outside the ordinary course of business. Without limiting the generality of the foregoing, the Company shall not engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(g) above, other than as disclosed or described in Section 3(g) or Schedule 3(g).

          (iv) Full Access. The Company will permit representatives of the Purchasers to have reasonable access at reasonable times to its premises, properties, personnel and other third parties whose consent is required in order to consummate the transactions contemplated hereby, and to the books and documents of or pertaining to the Company.

          (v) Notice of Developments. The Company will give prompt written notice to the Purchasers of any development causing a breach of any of the representations and warranties in Section 3. Each Purchaser shall give prompt written notice to the Company of any development causing a breach of any of its own representations and warranties in Section 2. No disclosure by any party pursuant to this Section 4(a)(v), however, shall be deemed to amend or supplement the schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, unless the other parties consent to the incorporation of such amendment or supplement or disclosure by consummating the transactions contemplated hereby.

          (vi) Proxy Statement. The Company shall mail each stockholder entitled to vote at the next meeting of stockholders of the Company, which the Company shall cause to occur as soon as commercially reasonable after the date hereof, but in any event on or before January 31, 2003 (the “Stockholder Meeting Deadline”), a proxy statement, which shall have been previously reviewed by Oak and a counsel of its choice (and with respect to which the Company shall use its best efforts to accept the comments of the Purchasers and counsel), soliciting each such stockholder’s affirmative vote at such stockholder meeting for approval of (A) the Charter Amendment and (B) all of the transactions contemplated by the Transaction Documents and the Certificate of Designations, including the authorization and issuance of the Preferred Stock and the Conversion Shares and the filing of the Charter Amendment, all in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall solicit Stockholder Approval. Such solicitation shall include the recommendation of the Board of Directors in favor of Stockholder Approval, unless the Board of Directors determines in good faith after consultation with counsel to the Company that making such recommendation would be inconsistent with the Board of Directors’ fiduciary duties under applicable law, in which case, the Company shall submit such matter to the Company’s stockholders without such recommendation. The Company shall promptly notify the Purchasers of any comments by the SEC on such proxy statement and shall provide the Purchasers with a copy of such comments. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(a)(vi).

          (vii) Board of Directors. Promptly after exercise by Oak of its rights under this Section 4(a)(vii), and until such time as the Purchasers designate two nominees to the Board of Directors pursuant to the Certificate of Designations, the Company will (A) increase the number of members of its Board of Directors by one and cause Ann H. Lamont (or another designee of Oak) to be appointed to fill such vacancy and (B) take reasonable actions to ensure that Christopher Grant, Jr. continues to serve as a member of the Company’s Board of Directors. Concurrently with Oak’s exercise of its rights (and as of the date of election of any successor designee of Oak), the Company shall enter into an indemnification agreement in form and substance satisfactory to Oak and its counsel for the benefit of such designee(s). Until Oak designates a nominee, it may instead appoint an observer to attend all Board and committee meetings. Such observer shall receive the same notice and meeting materials provided to members of the Board or committee, and shall be entitled to reimbursement of reasonable out-of-pocket expenses associated with attending Board or committee meetings. Each of the Purchasers agrees, among themselves, that prior to the First Funding (and, if the First Funding occurs, so long as at least 66-2/3% of the shares of Series A Preferred Stock originally issued to Salix pursuant to this Agreement continue to be held by Salix), none of the Purchasers will vote in favor of, or recommend, the removal of Christopher Grant, Jr. from the Board of Directors (provided that nothing in this clause shall be deemed to prohibit a removal of Christopher Grant, Jr. as a director for cause, to the extent applicable under the Delaware General Corporation Law, as in effect from time to time).

          (viii) Certain Restrictions Prior to Second Funding. Without the prior written consent of all of the Purchasers, the Company shall not take any action prior to the Second Funding that would (i) (A) require the consent of the holders of Preferred Stock under Section 7(b) of the Certificate of Designations or (B) result in an adjustment to the conversion price of the Preferred Stock under Section 6 of the Certificate of Designations, in each case assuming for purposes of this Section 4(a)(viii) that the Certificate of Designations was in effect and that the Preferred Shares were issued or (ii) reasonably be expected to cause the representations and warranties contained in Section 3 to cease to be true and correct in all material respects.

     (b)  Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before each Funding Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Fundings pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of residence of each Purchaser as disclosed by such Purchaser in this Agreement, and shall provide evidence of any such action so taken to the Purchasers on or prior to each Funding Date. The Company shall make all filings and reports relating to the offer and sale of the Securities to the Purchasers required under applicable securities or “Blue Sky” laws of the states of the United States following each Funding Date.

     (c)  Reporting Status. Until the fifth anniversary of the First Funding Date (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination, other than as the result of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets pursuant to which the Company is in compliance with Section 4(k) and the Certificate of Designations.

     (d)  Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares for general working capital. No portion of the proceeds from the issuance of Preferred Shares shall be used in any manner which would violate Regulation U, T or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, as in effect on the date or dates of such borrowing and such use of proceeds.

     (e)  Financial Information.

          (i) The Company agrees to send the following to each Purchaser during the Reporting Period: (A) unless the following are filed with the SEC through EDGAR and are available to the public through EDGAR (in which case the Company will endeavor to provide e-mail or other notice of such filing), within two (2) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act; (B) on the same day as the release thereof, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders; and (C) from time to time, such other financial data and information relating to the Company and its Subsidiaries as any Purchaser may reasonably request (subject to appropriate confidentiality procedures).

          (ii) The Company shall permit each Purchaser and its designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, their officers, all at such reasonable times and intervals during normal business hours as any such Purchaser may reasonably request.

     (f)  Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 110% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares upon full conversion of all outstanding Preferred Shares.

     (g)  Listing. The Company shall use its best efforts to maintain the Common Stock’s authorization for quotation of the Common Stock on NASDAQ or to obtain and maintain a listing on The New York Stock Exchange, Inc. or another national securities exchange (collectively, as applicable, the “Principal Market”). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

     (h)  Expenses. On the date hereof, at each Funding, and, if applicable, upon termination of this Agreement or termination of the obligation to consummate the Second Funding (but, in the case of either such termination, only if the termination is not a result of a material breach by the Purchasers), the Company shall reimburse Oak for Oak’s reasonable legal fees and expenses of one counsel actually incurred in due diligence and negotiating and preparing the Transaction Documents and all related documents and consummating the transactions contemplated hereby and thereby, up to an aggregate of $100,000 for all payments pursuant to this sentence. The Company shall pay all other expenses of the Company associated with the transactions contemplated by this Agreement, including, without limitation, all fees and expenses associated with any filings or other actions necessary under the HSR Act. The Company agrees to pay on demand all reasonable costs and expenses of Oak (including reasonable legal fees and expenses) in connection with the amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the other Transaction Documents and other instruments and documents to be delivered hereunder and thereunder.

     (i)  Filing of Form 8-K; Press Releases. On or before the first (1st) Business Day following the date hereof, the Company shall file a Form 8-K with the SEC (the “Initial 8-K”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement, the Charter Amendment, the Certificate of Designations and the Registration Rights Agreement, in the form required by the Exchange Act. The Company shall file a press release or other announcement of this Agreement or the transactions contemplated hereby concurrently with the filing of the Initial 8-K with the SEC.

On or before the first (1st) Business Day following each Funding Date, the Company shall file a Form 8-K with the SEC describing the transaction consummated on such date.

     (j)  Transactions With Affiliates. So long as any Preferred Shares are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates of the Company or its Subsidiaries or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a “Related Party”), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company, or (iv) except as set forth on Schedule 4(j). For purposes hereof, any director who is also an officer of the Company or any Subsidiary shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. “Affiliate” for purposes hereof means, with respect to any Person, another Person that, directly or indirectly, (i) has a 5% or more equity interest in that Person, (ii) has 5% or more common ownership with that Person, (iii) controls that Person, or (iv) shares common control with that Person. “Control” or “controls” for purposes hereof means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

     (k)  Corporate Existence. So long as any Purchaser beneficially owns any Preferred Shares, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s consolidated assets, except (i) in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company’s consolidated assets, where the surviving or successor entity in such transaction (A) assumes the Company’s obligations hereunder and under the other Transaction Documents entered into in connection herewith and (B) is a publicly traded corporation whose common stock is quoted on or listed for trading on the Nasdaq National Market, the Nasdaq SmallCap Market, The American Stock Exchange, Inc. or The New York Stock Exchange, Inc. and (ii) if the Company complies with Section 5 of the Certificate of Designations (if applicable).

     (l)  Lock-Up Agreement.

          (i)

(A) Each of the Purchasers, severally and not jointly, hereby agrees that from the First Funding Date until the date which is one year after the First Funding Date, such Purchaser will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Preferred Shares or the Conversion Shares actually issued upon conversion thereof (collectively, the “Initial Restricted Securities”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Initial Restricted Securities, without, in each case, the prior written consent of the Company.

(B) As of the 12-month anniversary of the First Funding Date, the restrictions in Section 4(l)(i)(A) shall lapse and be of no further effect as to 50% of the Preferred Shares and Conversion Shares (measured on a fully-diluted basis). Effective as of such date, each of the Purchasers, severally and not jointly, hereby agrees that until the date which is eighteen (18) months after the First Funding Date, such Purchaser will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, more than 50% of the Preferred Shares and the Conversion Shares actually issued upon conversion thereof (collectively, the “Remaining Restricted Securities”, and together with the Initial Restricted Securities, the “Restricted Securities”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Remaining Restricted Securities, without, in each case, the prior written consent of the Company.

          (ii) The restrictions in Section 4(l)(i) shall not apply to (A) transactions relating to any securities of the Company acquired by any such Purchaser or any of its Affiliates (1) prior to the execution of this Agreement or (2) in the open market after the date of this Agreement, or (B) with respect to transfers to family members, Affiliates, partners, members, former partners or members or shareholders of such Purchaser in private transactions in which the transferee agrees to be bound by the provisions of this Section 4(l) as if such transferee were a Purchaser.

          (iii) The restrictions in this Section 4(l) shall expire, for each Purchaser, in its entirety:

(A) immediately before the acquisition of the Company by another person or entity, whether by merger, asset sale or otherwise; and

(B) immediately (1) upon the breach by the Company of any material obligation to the Purchasers in the Transaction Documents or the Certificate of Designations, unless such breach is capable of being and is cured within twenty (20) Business Days after written notice to the Company of such breach from any Purchaser, (2) upon the failure to elect either Oak nominee to the Board of Directors of the Company in accordance with Section 7(d) of the Certificate of Designations (if Oak has exercised its right to elect either such director) unless such failure is cured within twenty (20) Business Days after written notice to the Company of such failure from any Purchaser, (3) upon Oak reasonably concluding that any representation or warranty set forth in Section 3 was materially untrue when made or deemed made, and such breach has had or is reasonably likely to have a materially adverse effect on the value of the Purchasers’ investment in the Company pursuant to this Agreement, and Oak has notified the Company in writing of such conclusion and (4) upon a material breach by the Company of any of the protective provisions in Section 7(b) of the Certificate of Designations, unless such breach is capable of being and is cured within twenty (20) Business Days after written notice to the Company of such breach from any Purchaser.

     (m)  Change of Control. So long as Oak beneficially owns any shares of Series A Preferred Stock or any Conversion Shares, the Company shall not, except as may be required by the fiduciary duties of the Company’s Board of Directors, take any action that would, directly or indirectly, have the proximate effect of increasing Oak’s ownership percentage of the Common Stock of, or voting power with respect to, the Company such that an acceleration of the repayment obligations under any of the Sunrise Seller Notes based on a “change of control” (as defined in the Sunrise Seller Notes) would be triggered.

     (n)  Payments on Notes. So long as any Preferred Shares are outstanding, the Company and/or its Subsidiaries shall remain current in all payments of principal and interest with respect to (i) the Subordinated Note, dated August 31, 2001, issued to Brown Schools, Inc. in the principal amount of $2,000,000 and (ii) the Sunrise Seller Notes.

     (o)  Future Acquisition of Common Stock. For so long as Oak owns shares of Series A Preferred Stock, Oak agrees that it shall not acquire shares of Common Stock from a third party (other than the Company) if, immediately after, and as a result of, such acquisition, the “Change of Control” (as defined in the Certificate of Designations) provisions contained in Section 5(c) of the Certificate of Designations are triggered. For the avoidance of doubt, it is understood and agreed that none of the following shall be deemed to be a violation of this Section 4(o): (x) the accrual of dividends on shares of Series A Preferred Stock, (y) an adjustment to the Adjusted Conversion Price (as defined in the Certificate of Designations) pursuant to Section 4 of the Certificate of Designations, or (z) an increase in Oak’s percentage voting power as a result of any repurchase or redemption of securities by the Company.

     (p)  Amendments to Waiver and Amendment. For so long as Oak owns any shares of Series A Preferred Stock or any shares of Common Stock issued upon conversion of the Series A Preferred Stock, the Company shall not consent to any amendment or modification of the Waiver and Amendment dated as of January 6, 2003 by and between the Company and The 1818 Mezzanine Fund II, L.P. (the “Waiver and Amendment”) without Oak’s prior written consent. For the avoidance of doubt, the parties acknowledge and agree that nothing in the foregoing sentence shall prevent the Company from entering into additional amendments to that certain Securities Purchase Agreement, dated as of June 28, 2002, by and between Psychiatric Solutions Hospitals, Inc. (f/k/a Psychiatric Solutions, Inc.) and The 1818 Mezzanine Fund II, L.P. provided that the terms of any such amendment are not inconsistent with the Waiver and Amendment.

5.     TRANSFER AGENT INSTRUCTIONS. As of the date hereof, and conditioned only upon the issuance of the applicable Preferred Shares at each Funding, the Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit E (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to promptly issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares.

6.     DELIVERIES BY THE PURCHASERS AT SIGNING; CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL ON THE FUNDING DATES.

     (a)  Deliveries at Signing. Simultaneously with the execution of this Agreement, each Purchaser shall deliver to the Company an execution counterpart to each of the Transaction Documents to which it is a party.

     (b)  Conditions to the Company’s Obligation to Sell on the First Funding Date. The obligation of the Company to issue and sell the applicable Preferred Shares to each Purchaser at the First Funding is subject to the satisfaction, at or before the First Funding Date, of each of the following conditions, provided these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

          (i) Such Purchaser shall have executed and delivered each of the Transaction Documents to which it is a party and delivered the same to the Company.

          (ii) The Charter Amendment and the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

          (iii) Such Purchaser shall have delivered to the Company the Purchase Price (less any amounts withheld pursuant to Section 4(h) in the case of Oak) for the Preferred Shares being purchased by such Purchaser at the First Funding by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          (iv) The representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the First Funding Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the First Funding Date.

          (v) The waiting period(s) (and any extension thereof) under the Hart-Scott Rodino Antitrust Improvement Acts of 1976 (the “HSR Act”), if applicable, shall have expired or been terminated without any condition attached to such expiration or termination.

          (vi) The Company shall have received the Stockholder Approval.

     (c)  Conditions to the Company’s Obligation to Sell on the Second Funding Date. The obligation of the Company to issue and sell the applicable Preferred Shares to each Purchaser at the Second Funding is subject to the satisfaction, at or before the Second Funding Date, of each of the following conditions, provided these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

          (i) Such Purchaser shall have delivered to the Company the Purchase Price (less any amounts withheld pursuant to Section 4(h) in the case of Oak) for the Preferred Shares being purchased by such Purchaser at the Second Funding by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          (ii) The representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the Second Funding Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Second Funding Date.

          (iii) The waiting period(s) (and any extension thereof) under HSR Act, if applicable, shall have expired or been terminated without any condition attached to such expiration or termination.

7.     DELIVERIES BY THE COMPANY AT SIGNING; CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE ON THE FUNDING DATES.

     (a)  Deliveries at Signing. Simultaneously with the execution of this Agreement, the Company shall deliver the following to each Purchaser:

          (i) An executed counterpart of each of the Transaction Documents.

          (ii) The opinion of Harwell Howard Hyne Gabbert & Manner P.C., counsel to the Company, dated as of the date hereof, in form, scope and substance reasonably satisfactory to such Purchaser and in substantially the form of Exhibit D attached hereto.

          (iii) A copy of the resolutions adopted by Board of Directors of the Company in a form reasonably acceptable to such Purchaser (the “Resolutions”).

          (iv) A certificate evidencing the incorporation and good standing of the Company in Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) days of the date hereof, together with a certificate evidencing the good standing of the Company as a foreign corporation in the State of Tennessee issued by the Secretary of State of the State of Tennessee.

          (v) A certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten (10) days of the date hereof.

          (vi) A secretary’s certificate, dated as of the date hereof, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the date hereof.

          (vii) The Irrevocable Transfer Agent Instructions, executed by each of the Company and its transfer agent.

     (b)  Conditions To Each Purchaser’s Obligation To Purchase On Each Funding Date. The obligation of each Purchaser hereunder to purchase the applicable Preferred Shares from the Company at each Funding is subject to the satisfaction, at or before each such Funding Date, of each of the following conditions. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion

          (i) The Company shall have complied with and satisfied all of the requirements of Section 1(c).

          (ii) Each of the Charter Amendment and the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and copies thereof shall have been certified by such Secretary of State shall have been delivered to such Purchaser.

          (iii)

(A) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of such Funding Date (in the case of such Funding Date, both before and after giving effect to such Funding) as though made at that time (except to the extent that any of such representations and warranties is already qualified as to materiality or Material Adverse Effect in Section 3 above, in which case, such representations and warranties shall be true and correct in all material respects without giving effect to any such qualifications).

(B) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Funding Date.

(C) Such Purchaser shall have received a certificate, executed by both the Chief Executive Officer and Chief Financial Officer of the Company, dated as of such Funding Date and including an update as of such Funding Date, certifying as to the matters in clauses (i) and (ii) of the representation contained in Section 3(c) and certifying as to the satisfaction of clauses (A) and (B) of this Section 7(b)(iii).

          (iv) Such Purchaser shall have received the updated opinion of Harwell Howard Hyne Gabbert & Manner P.C., counsel to the Company, dated as of such Funding Date, in form, scope and substance reasonably satisfactory to such Purchaser and in substantially the form of Exhibit D attached hereto.

          (v) The Company shall have executed and delivered to such Purchaser the Preferred Stock Certificates (in such denominations as such Purchaser shall request) for the Preferred Shares being purchased by such Purchaser at such Funding.

          (vi) The Board of Directors of the Company shall not have amended or rescinded the Resolutions.

          (vii) As of the First Funding Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, at least 5,000,000 shares of Common Stock (subject to adjustment for splits, reverse splits, stock dividends, combinations and the like).

          (viii) The Irrevocable Transfer Agent Instructions shall remain in effect as of such Funding Date and the Company shall cause its Transfer Agent to deliver a letter to the Purchasers to that effect. The Company shall have delivered to such Purchaser a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of such Funding Date.

            (ix) The Company shall have delivered to such Purchaser a certificate evidencing the incorporation and good standing of the Company in Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) days of such Funding Date.

            (x) The Company shall have delivered to such Purchaser a certified copy of its Certificate of Incorporation, together with all amendments thereof and restatements thereto, as certified by the Secretary of State of the State of Delaware within ten (10) days of such Funding Date.

            (xi) The Company shall have delivered to such Purchaser a secretary’s certificate certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at such Funding.

            (xii) There shall not have occurred or become known to the Purchasers any events or changes (A) since April 30, 2002 that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect, before and after giving effect to the transactions contemplated by the Transaction Documents or (B) that have had or could reasonably be expected to have an adverse effect on the rights or remedies of any Purchaser, or on the ability of the Company to perform its obligations to any Purchaser; and trading in any securities of the Company shall not have been suspended or materially limited by the SEC or the Principal Market.

            (xiii) All Governmental Entity, third party and self-regulatory organizations approvals (or notices or filings therewith) listed on Schedule 3(e) or otherwise required in connection with the transactions contemplated by the Transaction Documents shall have been obtained or made on terms reasonably satisfactory to Oak and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would materially restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated by this Agreement or any other Transaction Documents. Without limiting the foregoing, NASDAQ shall have responded in the affirmative to the letter dated December 13, 2002 submitted by counsel to the Company to NASDAQ.

            (xiv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or any other Transaction Documents.

            (xv) No action, suit or proceeding before any arbitrator or any Governmental Entity shall have been commenced, and no investigation by any Governmental Entity shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement or any other Transaction Documents, or seeking damages in connection with such transactions.

            (xvi) The waiting period(s) (and any extension thereof) under the HSR Act, if applicable, shall have expired or been terminated without any condition attached to such expiration or termination.

            (xvii) At Oak’s election, two nominees (or one Oak nominee if, at Oak’s option, Ann H. Lamont shall have been elected to the Company’s Board of Directors prior to the First Funding) shall have been appointed to serve (or, if one such Oak nominee is Christopher Grant, Jr., shall continue to serve) on the Company’s Board of Directors effective as of the First Funding Date, and such nominee(s) and the Company shall have entered into an indemnification agreement in form acceptable to Oak, effective as of the First Funding Date.

8. TERMINATION.

     (a)  Termination.

            (i) The Purchasers and the Company may terminate this Agreement by mutual written consent (executed by the Company, on the one hand, and Oak and Salix, on the other hand) at any time prior to the First Funding;

            (ii) The Purchasers may terminate this Agreement by giving written notice (executed by the Oak and Salix) to the Company at any time prior to the First Funding:

(A) in the event that the Company has breached any representation, warranty, or covenant contained in this Agreement or in any other Transaction Document in any material respect, the Purchasers have notified the Company of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or

(B) if the stockholders of the Company shall fail to approve the Charter Amendment and the transactions contemplated by this Agreement and the other Transaction Documents by the Stockholder Meeting Deadline, as described by Section 4(a)(vi) hereof, or

(C) if the First Funding shall not have occurred on or before the First Funding Date, by reason of the failure of any condition precedent under Section 7(b) hereof or if satisfaction of any such condition by such date is or becomes impossible (unless the failure results primarily from any Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement or any other Transaction Document).

            (iii) The Company may terminate this Agreement by giving written notice to the Purchasers at any time prior to the First Funding:

(A) in the event that any of the Purchasers has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Purchasers of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or

(B) if the First Funding shall not have occurred on or before the First Funding Date, by reason of the failure of any condition precedent under Section 6(b) hereof or if satisfaction of any such condition by such date is or becomes impossible (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement or any other Transaction Document).

            (iv) After the First Funding, the Purchasers may terminate their obligation to purchase the applicable Preferred Shares at the Second Funding by giving written notice (executed by Oak and Salix) to the Company at any time prior to the Second Funding:

(A) in the event that the Company has breached any representation, warranty, or covenant contained in this Agreement or in any other Transaction Document in any material respect, the Purchasers have notified the Company of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or

(B) if the Second Funding shall not have occurred on or before the Second Funding Date, by reason of the failure of any condition precedent under Section 7(b) hereof or if satisfaction of any such condition by such date is or becomes impossible (unless the failure results primarily from any Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement or any other Transaction Document).

            (v) After the First Funding, the Company may terminate its obligation to sell the applicable Preferred Shares at the Second Funding by giving written notice to the Purchasers at any time prior to the Second Funding:

(A) in the event that any of the Purchasers has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Purchasers of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or

(B) if the Second Funding shall not have occurred on or before the Second Funding Date, by reason of the failure of any condition precedent under Section 6(c) hereof or if satisfaction of any such condition by such date is or becomes impossible (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement or any other Transaction Document).

     (b)  Effect of Termination. Each party’s right of termination under Section 8(a) is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If:

(i) this Agreement is terminated pursuant to Sections 8(a)(i), (ii) or (iii), all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in Section 4(h) (including with respect to legal fees and expenses) and Section 9 will survive; or

(ii) the Purchasers’ obligation to purchase, or the Company’s obligation to sell, as the case may be, Preferred Shares at the Second Funding is terminated pursuant to

Section 8(a)(iv) or (v), (A) the Second Funding shall not occur, (B) the Company covenants that any authorized but unissued shares of Series A Preferred Stock shall remain unissued and the Company shall cause its Certificate of Incorporation to be amended to reduce the number of authorized shares of Series A Preferred Stock thereunder by the number of such unissued shares of Series A Preferred Stock and (C) otherwise, this Agreement, including the representations, warranties and covenants contained herein, will survive.

Notwithstanding clauses (i) or (ii) above, if this Agreement (or the Purchasers obligation to purchase, or the Company’s obligation to sell, Preferred Shares at the Second Funding, as the case may be) is terminated because of a breach of this Agreement by the nonterminating party or because one or more of the conditions of the terminating party’s obligations under this Agreement is not satisfied as a result of the nonterminating party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

9. GOVERNING LAW; MISCELLANEOUS.

     (a)  Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective, with respect to a particular party, when counterparts have been signed by such party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     (c)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     (d)  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     (e)  Entire Agreement; Amendments. This Agreement and the instruments referenced herein supersedes all other prior oral or written agreements, negotiations or correspondence between each Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein (including the term sheet related hereto), and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement may only be amended, waived or modified by an instrument in writing signed by the Company and (i) prior to the Second Funding, all of the Purchasers and (ii) from and after the Second Funding, the holders of at least a majority of the then-outstanding Preferred Shares, or, if no Preferred Shares are then outstanding, those Purchasers who hold at least a majority of the Conversion Shares.

     (f)  Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same; or (iv) five (5) days after deposit in the U.S. Mail. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

Psychiatric Solutions, Inc. 113 Seaboard Lane, Suite C-100 Franklin, Tennessee 37067 Facsimile: (615) 312-5711 Attention: Chief Executive Officer

     With a copy to:

Harwell Howard Hyne Gabbert & Manner P.C. 315 Deaderick Street Suite 1800 Nashville, Tennessee 37238 Facsimile:(615) 251-1059 Attention:Lee C. Dilworth, Esq.

     If to the Transfer Agent:

StockTrans 44 W. Lancaster Avenue Ardmore, Pennsylvania 19003 Facsimile: (610) 649-7300 Attention: Gina Harden

If to a Purchaser, to it at the address and facsimile number set forth on the Schedule of Purchasers, with copies to such Purchaser’s representatives as set forth on the Schedule of Purchasers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     (g)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of (i) prior to the Second Funding, all of the Purchasers in their sole discretion and (ii) from and after the Second Funding, the holders of at least a majority of the Preferred Shares and the Conversion Shares then outstanding (on an as converted basis), including by merger or consolidation, except pursuant to a deemed liquidation, dissolution or winding up (as defined in Section 5(c) of the Certificate of Designations) with respect to which the Company is in compliance with Section 4(m) hereof and the Certificate of Designations. The Purchasers shall not assign their rights to purchase Preferred Shares at either Funding to any third party without the prior written consent of the Company, and the consent of the other Purchasers.

     (h)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     (i)  Survival; Indemnification.

            (i) Unless this Agreement is terminated under Section 8(a) without the consummation of the First Funding, the representations and warranties of the Company and the Purchasers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Fundings. If this Agreement is terminated under Section 8(a) after the consummation of the First Funding but without consummation of the Second Funding, the representation and warranties of the Company and the Purchasers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 8 shall nevertheless survive the First Funding. The representations and warranties of the Company shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers and their respective representatives and agents. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            (ii) The Company agrees to indemnify, defend and hold each of the Purchasers harmless from and against, for and in respect of any and all damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, or expenses suffered, sustained, incurred or required to be paid by any Purchaser arising out of or in connection with or as a result of the breach by the Company of any representation, warranty, covenant or agreement made by it contained in this Agreement or any other Transaction Document, notice of which breach is given to the Company prior to the expiration of the applicable survival period set forth in this Section 9(i). In addition, the Company hereby agrees to indemnify, defend and hold each Purchaser harmless from and against, for and in respect of all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses, interest and penalties) incurred by any Purchaser in connection with any action, suit, proceeding, demand, claim, assessment or judgment incident to any of the matters indemnified against in this Section 9(i).

     (j)  Publicity. The Company and each Purchaser shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although Oak shall be consulted by the Company (and be given a reasonable opportunity to comment) in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

     (k)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (l)  Placement Agent. The Company acknowledges that it has engaged Brentwood Capital Advisors LLC as its placement agent or broker in connection with the sale of the Preferred Shares. The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions payable to Brentwood Capital Advisors LLC or otherwise relating to or arising out of the transactions contemplated hereby. The Company shall pay, and indemnify, defend and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

     (m)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     (n)  Remedies. Each Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     (o)  Exculpation among Purchasers. Each Purchaser acknowledges that such Purchaser is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

     (p)  Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to the Registration Rights Agreement or the Certificate of Designations or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     (q)  Form, Registration, Transfer and Exchange of Preferred Stock; Lost Preferred Stock. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Series A Preferred Stock and of transfers of Series A Preferred Stock. Upon surrender for registration of transfer of any share of Series A Preferred Stock at the principal office of the Company, the Company shall, at its expense, promptly execute and deliver one or more new shares of Series A Preferred Stock of the like tenor and number, registered in the name of such transferee or transferees. At the option of the holder of any share of Series A Preferred Stock, such share may be exchanged for other Series A Preferred Stock of like tenor and of a like number, upon surrender of the share of Series A Preferred Stock to be exchanged at the principal office of the Company. Whenever any shares of Series A Preferred Stock are so surrendered for exchange, the Company shall, at its expense, execute and deliver the shares of Series A Preferred Stock which the holder making the exchange is entitled to receive. Every share of Series A Preferred Stock surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the holder of such share of Series A Preferred Stock or such holder’s attorney duly authorized in writing. Any share of Series A Preferred Stock issued in exchange for any share of Series A Preferred Stock or upon transfer thereof shall carry the rights to unpaid dividends to accrue which were carried by the share of Series A Preferred Stock so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any share of Series A Preferred Stock of the loss, theft, destruction or mutilation of such share of Series A Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such share of Series A Preferred Stock, the Company will make and deliver a new share of Series A Preferred Stock, of like tenor, in lieu of the lost, stolen, destroyed or mutilated share of Series A Preferred Stock.

     (r)  Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

     “2002 Filings” has the meaning assigned to such term in Section 3.

     “Affiliate” has the meaning assigned to such term in Section 4(j).

     “Agreement” has the meaning assigned to such term in the preface above.

     “Business” has the meaning assigned to such term in Section 3(y).

     “Business Day” means any day other than Saturday, Sunday or another day on which commercial banks in the State of Tennessee, the City of New York or the State of Connecticut are authorized or required by law to remain closed.

     “Businesses” has the meaning assigned to such term in Section 3(y).

     “Bylaws” has the meaning assigned to such term in Section 3(c).

     “CERCLA” has the meaning assigned to such term in Section 1(n).

     “Certificate of Designations” has the meaning assigned to such term in the Recitals.

     “Certificate of Incorporation” has the meaning assigned to such term in Section 3(c).

     “Charter Amendment” has the meaning assigned to such term in the Recitals.

     “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     “Common Stock” has the meaning assigned to such term in the Recitals.

     “Company” has the meaning assigned to such term in the preface above.

     “Control” has the meaning has the meaning assigned to such terms in Section 4(j).

     “Controls” has the meaning assigned to such term in Section 4(j).

     “Conversion Shares” has the meaning assigned to such term in the Recitals.

     “Environmental Law” has the meaning assigned to such term in Section 3(n).

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Exchange Act” has the meaning assigned to such term in Section 3(e).

     “First Funding” has the meaning assigned to such term in Section 1(a).

     “First Funding Date” has the meaning assigned to such term in Section 1(b).

     “Funding Date” has the meaning assigned to such term in Section 1(b).

     “Fundings” has the meaning assigned to such term in Section 1(a).

     “GAAP” has the meaning assigned to such term in Section 3(f).

     “Government Programs” has the meaning assigned to such term in Section 3(y).

     “Governmental Entity” has the meaning assigned to such term in Section 2(e).

     “HSR Act” has the meaning assigned to such term in Section 6(b).

     “Initial 8-K” has the meaning assigned to such term in Section 4(i).

     “Initial Restricted Securities” has the meaning assigned to such term in Section 4(l).

     “Irrevocable Transfer Agent Instructions” has the meaning assigned to such term in Section 5.

     “Material Adverse Effect” has the meaning assigned to such term Section 3(a).

     “Medical Waste Laws” has the meaning assigned to such term in Section 3(y).

     “Medicare and Medicaid Programs” has the meaning assigned to such term in Section 3(y).

     “NASDAQ” means The Nasdaq Stock Market, Inc.

     “Oak” has the meaning assigned to such term in Section 1(b).

     “Permits” has the meaning assigned to such term in Section 3(y).

     “Person” means any partnership, corporation, association, joint stock company, trust, limited liability company, joint venture or unincorporated organization.

     “Preferred Shares” has the meaning assigned to such term in the Recitals.

     “Preferred Stock” has the meaning assigned to such term in the Recitals.

     “Preferred Stock Certificates” has the meaning assigned to such term in Section (1)(c).

     “Principal Market” has the meaning assigned to such term in Section (4)(g).

     “Private Programs” has the meaning assigned to such term in Section 3(y).

     “Projections” has the meaning assigned to such term in Section 3(f).

     “Purchase Price” has the meaning assigned to such term in the Recitals.

     “Purchaser” and “Purchasers” have the meanings assigned to such terms in the preface above.

     “Registration Rights Agreement” has the meaning assigned to such term in the Recitals.

     “Regulated Company” and “Regulated Companies” have the meanings assigned to such terms in Section 3(y).

     “Regulation D” has the meaning assigned to such term in the Recitals.

     “Regulations” has the meaning assigned to such term in Section 3(y).

     “Related Party” has the meaning assigned to such term in Section 4(j).

     “Remaining Restricted Securities” has the meaning assigned to such term in Section 4(l).

     “Reporting Period” has the meaning assigned to such term in Section 4(c).

     “Resolutions” has the meaning assigned to such term in Section 7(a).

     “Restricted Securities” has the meaning assigned to such term in Section 4(l).

     “Rule 144” has the meaning assigned to such term in Section 2(f).

     “Salix” means Salix Ventures II, L.P. and Salix Affiliates II, L.P., collectively.

     “SEC” has the meaning assigned to such term in the Recitals.

     “SEC Documents” has the meaning assigned to such term in Section 3(f).

     “Second Funding” has the meaning assigned to such term in Section 1(a).

     “Second Funding Date” has the meaning assigned to such term in Section 1(b).

     “Securities Act” has the meaning assigned to such term in the Recitals.

     “Securities” has the meaning assigned to such term in Section 2(a).

     “Series A Preferred Stock” has the meaning assigned to such term in the Recitals.

     “Stockholder Approval” has the meaning assigned to such term in Section 4(a).

     “Stockholder Meeting Deadline” has the meaning assigned to such term in Section 4(a).

     “Subsidiaries” has the meaning assigned to such term in Section 3(a).

     “Sunrise Seller Notes” has the meaning assigned to such term in Section 3(c)(ii).

     “Transaction Documents” has the meaning assigned to such term in Section 3(b).

     “Waiver and Amendment” has the meaning assigned to such term in Section 4(p).

* * * * * *

[Signature Page to Psychiatric Solutions, Inc. Series A Purchase Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Steven T. Davidson

Name: Steven T. Davidson
Title: Vice President

[Signature Page to Psychiatric Solutions, Inc. Series A Purchase Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

PURCHASERS:

OAK INVESTMENT PARTNERS X, LIMITED PARTNERSHIP

/s/ Ann H. Lamont

Ann H. Lamont
Managing Member of Oak Associates X, LLC
The General Partner of Oak Investment Partners X, Limited Partnership

[Signature Page to Psychiatric Solutions, Inc. Series A Purchase Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

PURCHASERS:

OAK X AFFILIATES FUND, LIMITED PARTNERSHIP

/s/ Ann H. Lamont

Ann H. Lamont
Managing Member of Oak X Affiliates, LLC
The General Partner of Oak X Affiliates Fund, Limited Partnership

[Signature Page to Psychiatric Solutions, Inc. Series A Purchase Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

PURCHASERS:

SALIX VENTURES II, L.P.

/s/ David Ward

David Ward
General Partner of Salix Partners II
The General Partner of Salix Ventures II, L.P.

[Signature Page to Psychiatric Solutions, Inc. Series A Purchase Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

PURCHASERS:

SALIX AFFILIATES II, L.P.

/s/ David Ward

David Ward
General Partner of Salix Partners II
The General Partner of Salix Affiliates II, L.P.

[Signature Page to Psychiatric Solutions, Inc. Series A Purchase Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

PURCHASERS:

THE 1818 MEZZANINE FUND II, L.P.

/s/ Joseph P. Donlan

Joseph P. Donlan
Managing Director of Brown Brothers Harriman & Co.
The General Partner of The 1818 Mezzanine Fund II, L.P.

SCHEDULE OF PURCHASERS

				Number of
		Number of		Preferred	Aggregate
		Preferred	Aggregate	Shares-	Second
		Shares-First	Funding	Second	Funding
Purchaser’s Name	Purchaser’s Address and Facsimile Number	Funding	Purchase Price	Funding	Purchase Price

Oak Investment Partners X, Limited Partnership	One Gorham Island Westport, Connecticut 06880 Attention: Ann H. Lamont Facsimile: (203) 226-6570 Executive Office: Connecticut cc: Finn Dixon & Herling LLP One Landmark Square Stamford, CT 06901 Facsimile: (203) 348-5777 Attention: Michael J. Herling, Esq. and Charles J. Downey III, Esq.	1,789,455	$9,842,002.50	1,789,455	$9,842,002.50

Oak X Affiliates Fund, Limited Partnership	Same as above.	28,727	$157,998.50	28,727	$157,998.50

Salix Ventures II, L.P.	30 Burton Hills Blvd. Suite 370 Nashville, TN 37215 Facsimile: (615) 665-2912 Attention: David Ward Executive Office: Tennessee	347,183	$1,909,506.50	347,183	$1,909,506.50

Salix Affiliates II, L.P.	Same as above.	16,453	$90,491.50	16,453	$90,491.50

The 1818 Mezzanine Fund II, L.P.	c/o Brown Brothers Harriman & Co. 140 Broadway New York, NY 10005 Facsimile: (212) 493-7293 Attention: Joseph P. Donlan Executive Office: New York	90,909	$499,999.50	90,909	$499,999.50
TOTAL		2,272,727	$12,499,998.50	2,272,727	$12,499,998.50

SCHEDULES

Schedule 3(a)	Subsidiaries of the Company
Schedule 3(c)	No Preemptive Rights, Outstanding Warrants, Etc.
Schedule 3(e)	No Violation
Schedule 3(g)	Certain Changes
Schedule 3(h)	Litigation
Schedule 3(l)	Employee Relations; Benefits Plans
Schedule 3(m)	Intellectual Property Claims
Schedule 3(o)	Title Matters
Schedule 3(t)	Transactions With Affiliates
Schedule 3(u)	Contracts
Schedule 3(y)	Regulatory Matters
Schedule 4(j)	Permitted Transactions with Affiliates

EXHIBITS

Exhibit A	Form of Charter Amendment
Exhibit B	Form of Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Company Counsel Opinion
Exhibit E	Form of Irrevocable Transfer Agent Instructions

APPENDIX C

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 6, 2003, is by and among PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation, with headquarters located at 113 Seaboard Lane, Suite C-100, Franklin, Tennessee, 37067 (the “Company”), and the undersigned Purchasers (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

     In connection with, and pursuant to, that certain Stock Purchase Agreement by and among the parties hereto of even date herewith (the “Stock Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Stock Purchase Agreement, to issue and sell to the Purchasers at the Fundings shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of the Company (the “Preferred Shares”), which shall be convertible into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement.

     To induce the Purchasers to execute, deliver and perform the Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

1. DEFINITIONS.

     In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the following meanings, unless the context otherwise requires:

            (a) “Agreement” has the meaning set forth in the preface above.

            (b) “Allowable Grace Period” has the meaning set forth in Section 3(m).

            (c) “Certificate of Designations” has the meaning set forth in the recitals above.

            (d) “CGJR II” means CGJR II, L.P.

            (e) “CGJR Health Care” means CGJR Health Care Services Private Equities, L.P.

            (f) “CGJR/MF III” means CGJR/MF III, L.P.

            (g) “Common Stock” has the meaning set forth in the recitals above.

            (h) “Company” has the meaning set forth in the preface above.

            (i) “Company Indemnified Party” has the meaning set forth in Section 6(b).

            (j) “Conversion Shares” means all of the shares of Common Stock into which the Preferred Shares are converted or are potentially convertible, subject to increase from time to time as a result of the accrual of dividends upon the Preferred Shares.

            (k) “Effectiveness Deadline” has the meaning set forth in Section 2(a).

            (l) “Exchange Act” has the meaning set forth in Section 3(b).

            (m) “Filing Deadline” has the meaning set forth in Section 2(a).

            (n) “Grace Period” has the meaning set forth in Section 3(m).

            (o) “Inspectors” has the meaning set forth in Section 3(s).

            (p) “Investor” means a Purchaser, any transferee or assignee thereof to whom a Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8(b) and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8(b).

            (q) “Investor Indemnified Person” has the meaning set forth in Section 6(a).

            (r) “Legal Counsel” has the meaning set forth in Section 2(b).

            (s) “Liabilities” has the meaning set forth in Section 6(a).

            (t) “Lock-Up Expiration” has the meaning set forth in Section 2(a).

            (u) “Oak Investment VII” means Oak Investment Partners VII, Limited Partnership.

            (v) “Oak VII Affiliates Fund” means Oak VII Affiliates Fund, Limited Partnership.

            (w) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, other entity, an unincorporated organization and a governmental or any department or agency thereof.

            (x) “Preferred Shares” has the meaning set forth in the recitals above.

            (y) “Purchaser” has the meaning set forth in the preface above.

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            (z) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

            (aa) “Registrable Securities” means (i) all Conversion Shares issued or issuable upon conversion of the Preferred Shares, (ii) all shares of Common Stock presently held by Oak Investment VII, Oak VII Affiliates Fund, CGJR Health Care, CGJR II and/or CGJR/MF III, (iii) all shares of Common Stock issuable upon exercise of any warrants issued or issuable to The 1818 Mezzanine Fund II, L.P. (or its Affiliates) pursuant to the Securities Purchase Agreement, dated as of June 28, 2002, by and between Psychiatric Solutions Hospitals, Inc. and The 1818 Mezzanine Fund II, L.P. and (iv) any shares of capital stock issued or issuable with respect to the Conversion Shares or the shares referenced in clauses (ii) or (iii) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise; provided, however, that Registrable Securities shall not include any such shares (A) which have been disposed of pursuant to an effective registration statement under the Securities Act, (B) which have been sold or otherwise transferred in a transaction in which the rights under the provisions of this Agreement have not been assigned, or (C) which have been sold under Rule 144.

            (bb) “Registration Period” has the meaning set forth in Section 3(a).

            (cc) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities.

            (dd) “Rule 144” means Rule 144 promulgated by the SEC.

            (ee) “SEC” means the United States Securities and Exchange Commission.

            (ff) “Securities Act” has the meaning set forth in the recitals above.

            (gg) “Series A Preferred Stock” has the meaning set forth in the recitals above.

            (hh) “Stock Purchase Agreement” has the meaning set forth in the recitals above.

2. REGISTRATION.

            (a) Mandatory Registration. The Company shall prepare and file with the SEC the Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. The Company shall file the Registration Statement no later than the earlier of:

(i) ninety (90) days prior to the first anniversary of the First Funding Date; and

(ii) thirty (30) days after the early termination of the lock-up provisions set forth in Section 4(l) of the Stock Purchase Agreement (the “Lock-

3

Up Expiration”) if Form S-3 is available for the Registration Statement or sixty (60) days after the Lock-Up Expiration if Form S-3 is unavailable for such registration.

            The applicable deadline in clause (i) or (ii) is referred to herein as the “Filing Deadline”. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(c). The Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the aggregate number of Registrable Securities issued and outstanding or deemed issued and outstanding on an as-converted basis as of the trading day immediately preceding the date the Registration Statement is initially filed with the SEC (as if all of the Preferred Shares then issuable under the Stock Purchase Agreement were issued and outstanding on such date), subject to adjustment as provided in Section 2(d). The Company shall use its best efforts to have the Registration Statement declared effective by the SEC no later than the first anniversary of the First Funding Date (the “Effectiveness Deadline”).

            (b) Legal Counsel. Subject to Section 5 hereof, the Purchasers holding a majority of the Registrable Securities (on an as converted basis) shall have the right to select one legal counsel to review and oversee any offering pursuant to this Section 2 (“Legal Counsel”), which shall be Finn Dixon & Herling LLP or such other counsel as thereafter designated by the holders of a majority of the Registrable Securities. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations under this Agreement.

            (c) Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the holder of a majority of the Registrable Securities and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

            (d) Sufficient Number of Shares Registered. In the event that the number of shares available under the Registration Statement filed pursuant to Section 2(a) is, or becomes, insufficient to cover all of the Registrable Securities required to be covered by the Registration Statement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 110% of the aggregate number of the Registrable Securities required to be registered hereunder as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For all purposes of this Agreement, such additional Registration Statement shall be deemed to be the Registration Statement required to be filed by the Company pursuant to Section 2(a) of this Agreement, and the Company and the Purchasers shall have the same rights and obligations with respect to such additional Registration Statement as they shall

4

have with respect to the initial Registration Statement required to be filed by the Company pursuant to Section 2(a).

            (e) Selection of Underwriters. The Investors holding a majority of the Registrable Securities (on an as converted basis) shall have the right to select the managing/book-running underwriter(s), if any, for the Registrable Securities to be registered pursuant to Section 2(a), subject to the Company’s written approval of such managing/book-running underwriter(s), such written approval not to be unreasonably withheld.

            (f) Certain Limitations. In the event that a registration hereunder is underwritten (at the election of the Investors as described in Section 2(e)), if a representative of the managing/book-running underwriter(s) advises the Investors in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) because the number of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of securities to be offered, then the number of securities that may be included in the underwriting shall be allocated, first, to the Investors, allocated among the Investors on a pro rata basis based on the total number of Registrable Securities held by the Investors and second, only if the Investors are able to have all of their Registrable Securities included, to the Company and other holders of registration rights to the extent they are participating in such offering. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

3. RELATED OBLIGATIONS.

     At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Sections 2(a), 2(c) or 2(d), the Company will use its best efforts to effect the registration of the Registrable Securities covered by such Registration Statement in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

            (a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the applicable Registrable Securities (but in no event later than the Filing Deadline) and use its best efforts to cause such Registration Statement relating to the applicable Registrable Securities to become effective no later than the Effectiveness Deadline. The Company shall use its best efforts to keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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            (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

            (c) The Company shall permit Legal Counsel to review and comment upon (i) any Registration Statement prior to its filing with the SEC and (ii) all other Registration Statements and all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) prior to their filing with the SEC. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be withheld unless Legal Counsel has reasonable objections to disclosures in the Registration Statement relating to (I) the Registrable Securities or the Preferred Shares or (II) the Investors. The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

            (d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, such number of copies of the prospectus included in such Registration Statement and all amendments and supplements thereto as such Investor may reasonably request and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

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            (e) The Company shall use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities pursuant to a Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

            (f) The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to Legal Counsel and each Investor as Legal Counsel or such Investor may reasonably request. The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

            (g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension promptly and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

            (h) The Company shall cooperate with the Investors who hold Registrable Securities being offered and facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

            (i) The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of the Registration Statement.

            (j) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder and

7

make available to Investors holding Registrable Securities, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

            (k) Within one (1) Business Day after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

            (l) The Company shall take all other actions reasonably necessary to expedite and facilitate disposition by Investors of Registrable Securities pursuant to a Registration Statement.

            (m) Notwithstanding anything to the contrary in Section 3(g), at any time after a Registration Statement has been declared effective by the SEC, the Company may suspend the use or effectiveness of any Registration Statement (a “Grace Period”) (and the Investors hereby agree not to offer or sell any Registrable Securities pursuant to such Registration Statement during such Grace Period) if there is material, non-public information about the Company that the Company reasonably determines not to be in the best interests of the Company to disclose and that the Company is not otherwise required to disclose; provided, that the Company shall promptly (i) notify the Investors in writing of such suspension and the date on which the Grace Period will begin and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no individual Grace Period shall exceed thirty (30) consecutive days and during any 180 day period, all such Grace Periods shall not exceed an aggregate of thirty (30) days (an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

            (n) In the event of any underwritten public offering (at the election of the Investors, as described in Section 2(e)), the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations pursuant to such an agreement.

            (o) The Company shall obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) in customary form addressed to the Investors and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the

8

Investors and such underwriters (it being agreed that the matters to be covered by such opinion or a written statement by such counsel delivered in connection with such opinions shall include, without limitation, an opinion, subject to reasonable and customary qualifications as of the date of the opinion and as of the effective date of the Registration Statement relating to the registration or most recent post-effective amendment thereto, as the case may be, regarding the absence from such Registration Statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading).

            (p) The Company shall obtain “comfort letters” and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Investors and the underwriters, in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings.

            (q) The Company shall deliver such other customary documents and certificates as may be reasonably requested by the Investors and the managing underwriters, if any, including those to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

            (r) Promptly after the filing of a Registration Statement hereunder, the Company shall use its best efforts to secure the listing of all of the Registrable Securities covered by such Registration Statement upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock shall be so listed (subject to notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of such Registrable Securities.

            (s) The Company shall make available for inspection by any Purchaser, and any attorney, any underwriter, accountant or other agent retained by any such Purchaser (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (ii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in

9

the form of this Section 3(s). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s own expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4 hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at such Investor’s own expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

            (t) During the period that the Company is required to maintain effectiveness of the Registration Statement pursuant to Section 3(a), the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Purchasers to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act.

4. OBLIGATIONS OF THE INVESTORS.

            (a) At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company reasonably requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

            (b) Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor no longer holds any Registrable Securities or has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

            (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to

10

any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required and, if so directed by the Company, such Investor shall deliver to the Company, or destroy all copies in such Investor’s possession, any prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Stock Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

5. EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, fees and disbursements of Legal Counsel (up to an aggregate of $10,000) in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement and fees and disbursements of counsel for the Company shall be paid by the Company.

6. INDEMNIFICATION.

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) Obligations of the Company to Indemnify. The Company agrees to indemnify, defend and hold harmless to the fullest extent permitted by law, each Investor participating in the registration, and each of its partners, members, managers, officers and directors and each Person who controls such holders within the meaning of the Securities Act (each an “Investor Indemnified Person”) against all losses, claims, damages, liabilities and expenses (including without limitation, attorneys’ fees, whether arising out of disputes between the parties or with third parties) (“Liabilities”) caused by (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement or any prospectus or preliminary prospectus or amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, Exchange Act, or any state securities law, in each case in connection with such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Investor expressly for use therein or by such Investor’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereof or thereto after the Company has furnished such Investor with a sufficient number of copies of the same. The payments required by this Section 6(a) will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred. Such indemnity shall remain in full force and effect regardless of any investigation made by or

11

on behalf of an Investor Indemnified Person and shall survive the transfer of the Registrable Securities by an Investor pursuant to Section 8(b).

            (b) Obligations of the Investors to Indemnify. Each Investor participating in a registration shall furnish to the Company in writing such information and affidavits as the Company reasonably requests relating to information about the Investor for use in connection with any Registration Statement or any prospectus, preliminary prospectus, amendment or supplement thereof or thereto relating thereto and, to the fullest extent permitted by law, shall indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company within the meaning of the Securities Act (each a “Company Indemnified Party”) against any Liabilities resulting from any untrue or alleged untrue statement of material fact contained in such Registration Statement or any prospectus, preliminary prospectus, amendment or supplement thereof or thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission related to such Investor and is contained in any information or affidavit so furnished in writing by such Investor specifically for use in such Registration Statement or any prospectus, preliminary prospectus, amendment or supplement thereof or thereto; provided that the obligation to indemnify hereunder will be several, not joint and several, among the Investors holding such Registrable Securities, and the liability of each such Investor under this Section 6 shall be limited to the net amount received by such Investor from the sale of Registrable Securities pursuant to such Registration Statement; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply shall not apply to amounts paid in settlement of any Liabilities if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld.

            (c) Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided any such failure shall not relieve the indemnifying party of liability hereunder, except to the extent that the indemnifying party is prejudiced or injured by such failure, and (ii) unless in such indemnified party’s reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party an actual or potential conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect to which (x) any indemnified party is or could have been a party and (y) indemnity has or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding.

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          (d) Contribution. To the extent that any indemnification by an indemnifying party provided for in this Section 6 is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e) Survival. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Series A Preferred Stock or any Registrable Securities.

7.     Reports Under the Exchange Act. With a view to making available to the Investors all of the benefits of Rule 144, the Company agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and (iii) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

8.     Miscellaneous.

          (a) Other Registration Rights. The Company may hereafter grant to any Person or Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of the Registrable Securities; provided, however, that the registration rights of the securities held by such Person or Persons may not have priority over, or be on parity with, the registration rights of the Registrable Securities hereunder in any respect (including under Section 2(f)). The Company represents that no securityholder of the Company is entitled to registration rights which are prior to, or on parity with, any rights of the Investors hereunder (including rights under Section 2(f)) other than (i) the rights granted

13

pursuant to that Third Amended and Restated Investor Rights Agreement dated as of January 6, 2003, (ii) the registration rights contained in Section 9 of the Common Stock Purchase Warrants issued to CapitalSource Holdings LLC on August 5, 2002 and (iii) the registration rights contained in the Registration Rights Agreement between the Company and Mental Health Cooperative, Inc. dated September 1, 1995.

          (b) Assignment of Registration Rights. The registration rights of any Purchaser under this Agreement with respect to any Registrable Securities may be assigned to any Person who acquires such Registrable Securities; provided that (A) such Person is an Affiliate of the Purchaser, (B) if the Purchaser is a partnership, such Person is a liquidating trust for the benefit of its partners, or such Person is its partners or former partners in accordance with partnership interests or to the estate of any such partner or former partner, (C) if the Purchaser is a limited liability company, such Person is its members or former members in accordance with their interest in the limited liability company, (D) if the Purchaser is a corporation, such Person is its majority owned subsidiaries or affiliates or (E) if the Purchaser is an individual, such Person is the Purchaser’s family member or trust for the benefit of such Purchaser or his or her family members or an entity whose equity owners consist solely of the Purchaser and his or her family members. Upon any such permitted assignment (i) the Investor shall give the Company written notice at or prior to the time of such assignment stating the name and address of the assignee and identifying the shares with respect to which the rights under this Agreement are being assigned; (ii) such assignee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound to the same extent and in the same capacity as the Investor by the provisions of this Agreement; and (iii) such assignee acknowledges, immediately following such assignment, the further disposition of such securities by such assignee may be restricted under the Securities Act. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such assignment take such reasonable actions as shall be reasonably acceptable to the Investors and such permitted transferee to assure that the Registration Statement and related prospectus are available for use by such permitted transferee for sales of the Registrable Securities in respect of which the rights to registration have been so assigned.

          (c) Successors and Assigns; Third Party Beneficiaries. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto, whether so expressed or not. Each of Oak Investment VII, Oak VII Affiliates Fund, CGJR Health Care, CGJR II and CGJR/MF III is an intended third party beneficiary of this Agreement with respect to its Registrable Securities as set forth in Section 1(aa) hereof.

          (d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (e) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of, and shall not be utilized in interpreting, this Agreement.

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          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service or (iv) five (5) days after deposit in the U.S. mail, return receipt requested, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

          Psychiatric Solutions, Inc.
          113 Seaboard Lane, Suite C-100
          Franklin, Tennessee 37067
          Facsimile: (615) 312-5711
          Attention: Chief Executive Officer

     With a copy to:

          Harwell Howard Hyne Gabbert & Manner P.C.
          315 Deaderick Street
          Suite 1800
          Nashville, Tennessee 37238
          Facsimile: (615) 251-1059
          Attention: Lee C. Dilworth, Esq.

     If to Legal Counsel:

          Finn Dixon & Herling LLP
          One Landmark Square
          Stamford, Connecticut 06901
          Facsimile: (203) 348-5777
          Attention: Michael J. Herling, Esq. and
                              Charles J. Downey III, Esq.

If to an Investor, to its address and facsimile number set forth on the Schedule of Investors attached hereto, with copies to such Investor’s representatives as set forth on the Schedule of Investors, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt or deposit in the U.S. mail, as the case may be, (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service or (D) by a signed return receipt in accordance with clause (i), (ii), (iii), or (iv) above, respectively.

15

          (g) Governing Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (h) Amendments and Waivers. The provisions of this Agreement may be amended upon the written agreement of the Company and the Investors holding a majority of the Registrable Securities, determined as if all of the Preferred Shares then outstanding have been converted into or exercised for Registrable Securities without regard to any limitations on conversion of the Preferred Shares. Any waiver, permit, consent or approval of any kind or character on the part of any holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

          (i) Final Agreement. This Agreement constitutes the complete and final agreement of the parties concerning the matters referred to herein and supersedes all prior agreements and understandings.

          (j) Execution. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (k) Consents. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding a majority of the Registrable Securities, determined as if all of

16

the Preferred Shares then outstanding have been converted into or exercised for Registrable Securities without regard to any limitations on conversion of the Preferred Shares.

          (l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

          (m) Termination of Agreement. This Agreement and all registration rights granted to an Investor shall terminate and be of no further force or effect with respect to that Investor if (i) such Investor (together with its affiliates, partners and former partners, member and former members) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis), (ii) all Registrable Securities held by and issuable to such Investor (and its affiliates, partners and former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period, and (iii) the Company’s Common Stock is traded on a national exchange or the Nasdaq National Market. For the avoidance of doubt, this Agreement and all registration rights granted to the Purchasers hereunder shall terminate and be of no further force or effect if the First Funding does not occur.

          (n) Time of the Essence. Time is of the essence in connection with the Company’s performance of its obligations under this Agreement.

          (o) Liability for Damages. The Company acknowledges that any failure by the Company to perform its obligations under this Agreement, including, without limitation, the Company’s obligations under Sections 2 and 3, or any delay in such performance could result in damages to the Purchasers and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all damages caused by any such failure or delay (including, without limitation, diminution in value and/or lost profits attributable to the failure or delay, whether due to a decline in stock price, inability to sell shares at a profit or otherwise). Notwithstanding the foregoing, in no event shall the Company be liable under this Section 8(o) for indirect damages in the nature of foregone profits which are specifically attributable to a Purchaser’s hypothetical inability, as a result of the failure or delay, to reinvest the proceeds of Registrable Securities in another profit-generating investment opportunity.

* * * * * *

17

[Signature Page to Psychiatric Solutions, Inc.
Registration Rights Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Steven T. Davidson

Name: Steven T. Davidson
Title: Vice President

[Signature Page to Psychiatric Solutions, Inc.
Registration Rights Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASERS:

OAK INVESTMENT PARTNERS X, LIMITED
PARTNERSHIP

/s/ Ann H. Lamont

Ann H. Lamont
Managing Member of Oak Associates X, LLC
The General Partner of Oak Investment Partners X, Limited
Partnership

[Signature Page to Psychiatric Solutions, Inc.
Registration Rights Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASERS:

OAK X AFFILIATES FUND, LIMITED PARTNERSHIP

/s/ Ann H. Lamont

Ann H. Lamont
Managing Member of Oak X Affiliates, LLC
The General Partner of Oak X Affiliates Fund, Limited
Partnership

[Signature Page to Psychiatric Solutions, Inc.
Registration Rights Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASERS:

SALIX VENTURES II, L.P.

/s/ David Ward

David Ward
General Partner of Salix Partners II
The General Partner of Salix Ventures II, L.P.

[Signature Page to Psychiatric Solutions, Inc.
Registration Rights Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASERS:

SALIX AFFILIATES II, L.P.

/s/ David Ward

David Ward
General Partner of Salix Partners II
The General Partner of Salix Affiliates II, L.P.

[Signature Page to Psychiatric Solutions, Inc.
Registration Rights Agreement]

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASERS:

THE 1818 MEZZANINE FUND II, L.P.

/s/ Joseph P. Donlan

Joseph P. Donlan
Managing Director of Brown Brothers Harriman & Co.
The General Partner of The 1818 Mezzanine Fund II, L.P.

SCHEDULE OF INVESTORS

Investor's Address and Facsimile
Investor's Name	Number

Oak Investment Partners X, Limited Partnership	One Gorham Island
Westport, Connecticut 06880
Attention: Ann H. Lamont
Facsimile: (203) 226-6570

Oak X Affiliates Fund, Limited Partnership	Same as above.

Salix Ventures II, L.P.	30 Burton Hills Blvd.
Suite 370
Nashville, TN 37215
Attention: David Ward
Facsimile: (615) 665-2912

Salix Affiliates II, L.P.	Same as above.

The 1818 Mezzanine Fund II, L.P.	c/o Brown Brothers Harriman & Co.
140 Broadway
New York, NY 10005
Attention: Joseph P. Donlan
Facsimile: (212) 493-7293

APPENDIX D

PROPOSED CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

of

PSYCHIATRIC SOLUTIONS, INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

     I, the undersigned,                ,                of Psychiatric Solutions, Inc., a Delaware corporation (hereinafter called the “Corporation”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Board of Directors duly adopted the following resolutions:

     RESOLVED, that, pursuant to Article V of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (which authorizes an aggregate of 6,000,000 shares of preferred stock, $0.01 par value (“Preferred Stock”)), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

     RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

1.     Number and Designation. 4,545,454 shares of the Preferred Stock of the Corporation shall be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

2.     Definitions. In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated, unless the context otherwise requires.

     “Accreted Value” means, as of any date, with respect to each share of Series A Preferred Stock, $5.50 (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Common Stock) plus the amount of dividends that have accrued, compounded and been added as of the most recent Compounding Date pursuant to Section 4(a) hereof.

     “Adjusted Conversion Price” means, with respect to any share of Series A Preferred Stock, at any time, the Initial Conversion Price of such share of Series A Preferred Stock, as adjusted from time to time pursuant to Section 6(e) hereof.

     “Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such

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specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling,” and “controlled” have meanings correlative to the foregoing.

     “Board of Directors” means the Board of Directors of the Corporation.

     “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

     “Common Stock” means the Corporation’s Common Stock, par value $0.01 per share.

     “Common Stock Equivalent” means any security or obligation which is by its terms convertible, exchangeable or exercisable into or for shares of Common Stock, including, without limitation, the Series A Preferred Stock and any option, warrant or subscription right with respect to any Common Stock or Common Stock Equivalent.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     “Excluded Securities” means Common Stock or Common Stock Equivalents issued:

          (i) pursuant to the Corporation’s stock option plans or pursuant to any other Common Stock related employee compensation plans of the Corporation approved by the Corporation’s Board of Directors or its predecessors (including such plans under Section 423 of the Internal Revenue Code of 1986, as amended),

          (ii) to vendors, banks, lenders and equipment lessors of the Corporation or its subsidiaries in transactions the primary purpose of which is not the raising of capital, provided that the aggregate number of shares of Common Stock so issued after the date of the Stock Purchase Agreement do not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Common Stock),

          (iii) pursuant to (A) the conversion of convertible notes or other debt instruments outstanding as of the date of the Stock Purchase Agreement, (B) the exercise of warrants outstanding as of the date of the Stock Purchase Agreement or referred to in clause (v) below and (C) obligations of the Corporation existing as of the date of the Stock Purchase Agreement to issue shares of Common Stock which in the case of clause (A), (B) or (C), are specifically disclosed in the Stock Purchase Agreement and/or on the schedules to the Stock Purchase Agreement,

          (iv) as consideration in connection with (A) acquisitions by the Corporation or its subsidiaries of assets or equity securities of third Persons engaged in businesses which are similar to the Corporation’s business or (B) mergers, consolidations, joint ventures or other

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business combinations by the Corporation with third Persons engaged in businesses which are similar to the Corporation’s business,

          (v) upon exercise of warrants to purchase shares of Common Stock which have been issued or which are issuable pursuant to that certain Securities Purchase Agreement, dated as of June 28, 2002 (the “1818 Securities Purchase Agreement”), by and between Psychiatric Solutions Hospitals, Inc., a Delaware corporation (f/k/a Psychiatric Solutions, Inc.) and The 1818 Fund, as in effect on the date of the Stock Purchase Agreement,

          (vi) upon exercise or conversion of any security the issuance of which caused an adjustment under Section 6(e)(v) or 6(e)(vi) hereof), or

          (vii) pursuant to a stockholder rights plan (i.e., a “poison pill” plan) which does not treat Oak (or Oak Investment Partners VII, Limited Partnership or Oak VII Affiliates Fund, Limited Partnership) as an “Acquiring Person” (or other similar definition adverse to Oak or Oak Investment Partners VII, Limited Partnership or Oak VII Affiliates Fund, Limited Partnership) and which does not treat any acquisition by Oak or Oak Investment Partners VII, Limited Partnership or Oak VII Affiliates Fund, Limited Partnership of shares of capital stock of the Corporation (or any options, rights, warrants or convertible securities) as a “Triggering Event” or “Distribution Event” (or other similar event which would cause ownership of capital stock by Oak or any such entity to cause a distribution event, flip-over event or flip-in event).

     “First Funding” has the meaning specified in the Stock Purchase Agreement.

     “First Funding Date” means the date of the First Funding.

     “Funding” has the meaning specified in the Stock Purchase Agreement.

     “Initial Conversion Price” means with respect to any share of Series A Preferred Stock issued at the applicable Funding, $5.50 per share of Series A Preferred Stock, subject to adjustment from time to time pursuant to Section 6(e) hereof.

     “Liquidation Preference” means, with respect to any share of Series A Preferred Stock, the sum of (i) $5.50 per whole share of Series A Preferred Stock (as adjusted for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Series A Preferred Stock) plus (ii) accrued and unpaid dividends on such share of Series A Preferred Stock through the date of determination or payment.

     “Market Price” means, with respect to the Common Stock, on any given day, (i) the closing price per share on the principal securities exchange on which the Common Stock may at the time be listed, or (ii) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (iii) if the Common Stock is so quoted, but not so traded, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iv) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers,

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Inc. selected from time to time by the Corporation for that purpose and reasonably acceptable to the holders of a majority of the outstanding Series A Preferred Stock. If the Common Stock is not listed on any securities exchange or listed and traded in a manner that the prices or quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as mutually agreed upon by the Corporation and the holders of a majority of the outstanding Series A Preferred Stock.

     “Oak” means Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership and their respective Affiliates.

     “outstanding”, when used with reference to shares of stock, means issued and outstanding shares, excluding shares held by the Corporation or a subsidiary.

     “Person” means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     “Principal Market” means the principal securities exchange on which the Common Stock may at the time be listed, or if at such time the Common Stock is not so listed, the Nasdaq National Market, or if the Common Stock is not traded on the Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

     “Salix” means Salix Ventures II, L.P., Salix Affiliates II, L.P. and their respective Affiliates.

     “Second Funding” has the meaning specified in the Stock Purchase Agreement.

     “Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated on or about January 6, 2003, between the Corporation and the Purchasers party thereto, as in effect from time to time in accordance with its terms.

     “The 1818 Fund” means The 1818 Mezzanine Fund II, L.P. and its Affiliates.

     “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York City Time, on the first trading day of the applicable 30-day trading day period described in Section 6(a) and ending at 4:00 p.m., New York City Time, on the last trading day in the applicable thirty (30) consecutive trading day period described in Section 6(a), as reported by Bloomberg Financial Markets, or any successor thereto (“Bloomberg”), through its “Volume at Price” functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time, on the first trading day of the applicable thirty (30) consecutive trading period described in Section 6(a) and ending at 4:00 p.m., New York City Time, on the last trading day of the applicable thirty (30) consecutive trading day period described in Section 6(a), as reported by Bloomberg. If the VWAP cannot be calculated for such security on any of the foregoing bases, the VWAP of such security shall be the fair market value as mutually agreed upon by the Corporation and the holders of a majority

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of the outstanding Series A Preferred Stock, in each case, in each party’s sole discretion. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

3.     Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to all classes of Common Stock of the Corporation and to any other class or series of any class of Preferred Stock of the Corporation, whether now outstanding or issued hereafter. Other than as permitted by Section 7(b) hereof, the Corporation shall not create any class or series of preferred stock or any convertible debt securities ranking pari passu with or senior to the Series A Preferred Stock with respect to dividend rights and/or rights on liquidation, winding-up and dissolution without the approval of holders of a majority of the outstanding shares of Series A Preferred Stock.

4.     Dividends.

     (a)  The holders of shares of Series A Preferred Stock shall receive dividends, out of the assets of the Corporation legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock or any other equity securities of the Corporation (including other Preferred Stock), at an annual rate equal to (i) five percent (5%) of the Accreted Value through and until the second anniversary of the First Funding Date and (ii) seven percent (7%) of the Accreted Value from and after the second anniversary of the First Funding Date, in each case, calculated on the basis of a 360-day year, consisting of twelve 30-day months, and shall accrue on a daily basis from the date of issuance thereof, whether or not declared. Accrued and unpaid dividends shall not be paid in cash but instead shall compound and be added to the Accreted Value in effect immediately prior to the Compounding Date, on a quarterly basis on March 31st, June 30th, September 30th and December 31st of each year (each such date, a “Compounding Date”), whether or not declared by the Board of Directors.

     (b)  All accrued and unpaid dividends, if any, on each share of Series A Preferred Stock shall, to the extent funds are legally available therefor, be paid only upon the earliest to occur of (i) a Liquidation, (ii) an optional conversion of such shares of Series A Preferred Stock pursuant to Section 6(a)(ii) below and (iii) a mandatory conversion of such shares of Series A Preferred Stock pursuant to Section 6(a)(iii) below (each, a “Dividend Payment Date”). On a Dividend Payment Date, all accrued dividends shall be paid, (x) in the case of a Liquidation, in cash, and (y) in the case of an optional conversion or a mandatory conversion, in shares of Common Stock.

     (c)  So long as any shares of Series A Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on the Common Stock or any other equity securities (including other Preferred Stock) of the Corporation until all dividends (set forth in Section 4(a) above) on the Series A Preferred Stock shall have been paid or declared and set apart other than (i) any payment due pursuant to the Contingent Value Rights Agreement, dated as of August 2, 2002 between the Corporation and StockTrans, Inc., as trustee and Fred Furman as representative, without giving effect to any amendments, waivers or modifications thereof (the “Contingent Value Rights Agreement”), (ii) any payments to CapitalSource Holdings LLC (“CapitalSource”) in connection with an

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exercise of its “put right” under Section 10 of the Common Stock Purchase Warrants issued to CapitalSource on August 5, 2002, as in effect on the date of the Stock Purchase Agreement (the “CapitalSource Warrant”) and (iii) any payments to The 1818 Fund in connection with an exercise of its rights pursuant to Article XIII of the 1818 Securities Purchase Agreement.

5.     Liquidation Preference.

     (a)  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other equity securities (including other Preferred Stock) of the Corporation, the holders of the shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock held thereby an amount in cash equal to the Liquidation Preference of such share of Series A Preferred Stock. If, upon any Liquidation of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock if all amounts payable thereon were paid in full. Notwithstanding anything in this Section 5 to the contrary, if a holder of Series A Preferred Stock would receive under and pursuant to Section 5(b) a greater liquidation amount than such holder is entitled to receive pursuant to this Section 5(a) by converting such shares of Series A Preferred Stock into shares of Common Stock, then such holder shall not receive any amounts under this Section 5(a), but shall be treated for purposes of this Section 5 as though such holder had converted into shares of Common Stock, whether or not such holder had elected to so convert.

     (b)  Upon the completion of the distribution required by Section 5(a) and any other distribution that may be required with respect to any other series of Preferred Stock that may from time to time come into existence, subject to the rights of any other series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive the distribution of the remaining assets, or the proceeds thereof.

     (c)  Notwithstanding anything else in this Certificate of Designations, a Liquidation of the Corporation shall also be deemed to include (A) (i) the acquisition of the Corporation by another Person or Persons by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or similar transaction, whether of the Corporation with or into any other Person or Persons or of any other Person or Persons with or into the Corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation; provided that a consolidation or merger as a result of which the holders of capital stock of the Corporation immediately prior to such merger or consolidation possess (by reason of such holdings) 50% or more of the voting power of the corporation surviving such merger, consolidation or similar transaction (or other Person which is the issuer of the capital stock into which the capital stock of the Corporation is converted or exchanged in

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such merger or consolidation) shall not be treated as a Liquidation of the Corporation within the meaning of this Section 5 or (B) a transaction or series of transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than 50% of the Common Stock or the voting power of the Corporation ((A) or (B), a “Change of Control”); provided that if Oak acquires beneficial ownership of more than 50% of the Common Stock or voting power of the Corporation solely by virtue of (x) the accrual of dividends on its shares of Series A Preferred Stock pursuant to Section 4 above, (y) an adjustment to the Adjusted Conversion Price of the Series A Preferred Stock pursuant to Section 6 and/or (z) any ordinary course repurchase or redemption of securities by the Corporation, then no Change of Control shall be deemed to have occurred as a result of Oak’s beneficial ownership of more than 50% of the Common Stock or voting power of the Corporation until such time as Oak actively acquires beneficial ownership of additional shares of Common Stock or voting power (whether through a purchase, a merger, by forming a “group” or otherwise) such that Oak would beneficially own more than 50% of the Common Stock or voting power of the Corporation immediately following such transaction. For the avoidance of doubt, none of (x) Oak, Oak Investment Partners VII, Limited Partnership and Oak VII Affiliates Fund, Limited Partnership, on the one hand, and (y) Salix, CGJR II, L.P., CGJR/MF III, L.P., CGJR Health Care Services Private Equities, L.P. and/or The 1818 Fund, on the other hand, shall be deemed to be a “group” unless, and only to the extent that, any such entities jointly file a Schedule 13G or Schedule 13D with Oak after the First Funding Date as a “group” pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder. The Corporation shall take all steps necessary to ensure that no Liquidation shall be effected without compliance with this Section 5. Without limiting the foregoing, if necessary in order to accomplish the objectives of this Section 5, the Corporation shall make payment of the Liquidation Preference of the Series A Preferred Stock by way of redemption of the outstanding shares of Series A Preferred Stock immediately after the consummation of the Liquidation.

     (d)  Notwithstanding anything to the contrary, the Corporation shall not pay any amounts (including dividends) in respect of the Series A Preferred Stock in a Liquidation unless (i) all Obligations (as such term is defined in that certain Revolving Credit and Term Loan Agreement (the “Credit Agreement”) dated as of November 30, 2001 by and among the Corporation, such other borrowers signatory thereto, and CapitalSource Finance LLC) due to CapitalSource Finance LLC (or its Affiliates) in such Liquidation pursuant to the terms of the Credit Agreement and the notes issued thereunder have first been paid in full and (ii) all amounts due to The 1818 Fund (or its Affiliates) in such Liquidation pursuant to the terms of the 1818 Securities Purchase Agreement and the notes issued thereunder have first been paid in full.

6.     Conversion.

     (a)

          (i) Shares of Series A Preferred Stock shall be convertible into Common Stock on the terms and conditions set forth in this Section 6.

          (ii) Subject to the provisions of this Section 6, each holder of shares of Series A Preferred Stock shall have the right, at any time, at such holder’s option, to convert any or all

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outstanding shares (and fractional shares) of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock.

          (iii) In addition, if the VWAP of the Common Stock for any thirty (30) consecutive trading day period which commences at any time after the 18-month anniversary of the First Funding Date exceeds $15.00 per share (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Common Stock) (a “Mandatory Conversion Event”), then, upon such Mandatory Conversion Event, each outstanding share of Series A Preferred Stock shall automatically be converted into Common Stock as set forth in this Section 6 and in accordance with Section 6(c) hereof.

          (iv) The number of shares of Common Stock deliverable upon the conversion hereunder of a share of Series A Preferred Stock as of any date shall be an amount equal to (A) the Liquidation Preference divided by (B) the Adjusted Conversion Price of such share of Series A Preferred Stock.

     (b)  Conversion Requirements.

          (i) In order to exercise the conversion privilege, the holder of the shares of Series A Preferred Stock to be converted shall surrender the certificate representing such shares of Series A Preferred Stock (or a lost stock affidavit therefor reasonably acceptable to the Corporation) at the office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares of Series A Preferred Stock to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder’s duly authorized attorney.

          (ii) As promptly as practicable after the surrender by a holder of certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder’s written order to the holder’s transferee, (w) a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 6, (x) any cash adjustment required pursuant to Section 6(d) hereof and (y) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series A Preferred Stock not being so converted.

          (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered to the Corporation for conversion and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series A Preferred Stock, such shares shall no longer be

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deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 6 and a certificate or certificates representing shares of Series A Preferred Stock not converted.

          (iv) The Corporation covenants that, during the period when conversion rights exist, the Corporation will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to permit conversion in full of the outstanding shares of Series A Preferred Stock at the Adjusted Conversion Price from time to time in effect. The Corporation agrees that its issuance of Series A Preferred Stock shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue promptly the necessary certificates for shares of Common Stock upon the conversion of Series A Preferred Stock.

     (c)  Upon the occurrence of a Mandatory Conversion Event, all holders of shares of Series A Preferred Stock shall surrender to the Corporation for cancellation the original stock certificates, as the case may be, duly endorsed for cancellation and such shares of Series A Preferred Stock shall be deemed to have been converted in accordance with this Section 6 as of the date of the occurrence of the Mandatory Conversion Event.

     (d)  In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash payment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the business day on which such shares of Series A Preferred Stock are deemed to have been converted.

     (e)  Adjustments.

          (i) If the Corporation shall at any time after the date of the Stock Purchase Agreement (A) declare a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other Person, the Adjusted Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (e)(i)(C), (e)(i)(D) or (e)(i)(E) above of this Section 6) which, if the Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming for purposes of such calculation that such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation

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consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be (“constituent person”), or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section 6(e) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

          (ii) If the Corporation shall at any time after the date of the Stock Purchase Agreement issue or sell any Common Stock (other than Excluded Securities) during the one year period ending on the first anniversary of the First Funding Date without consideration or for a consideration per share less than the Adjusted Conversion Price then in effect, then the Adjusted Conversion Price to be in effect after such issuance or sale shall be adjusted to equal the lowest consideration per share received by the Corporation pursuant to any such issuance; provided, however, that notwithstanding anything in this Certificate of Designations to the contrary, no adjustment in the Adjusted Conversion Price shall be effectuated, or required to be effectuated, pursuant to this Section 6(e)(ii) unless and until the Corporation issues or is deemed to have issued shares of Common Stock (other than Excluded Securities) which, when aggregated with all shares of Common Stock (other than Excluded Securities) issued or deemed to have been issued by the Corporation after the date of the Stock Purchase Agreement have an aggregate Market Price (as to each issuance or deemed issuance, measured as of the date of each such issuance or deemed issuance) in excess of $5,000,000, at which time adjustments in the Adjusted Conversion Price pursuant to this Section 6(e)(ii) shall be effectuated, and be required to be effectuated, hereunder with respect to all issuances or deemed issuances of Common Stock that comprised or that are in excess of such $5,000,000 amount, as if all such issuances occurred on the date such threshold is exceeded.

          (iii) If the Corporation shall issue or sell any Common Stock (other than Excluded Securities) at any time subsequent to the one year anniversary of the First Funding Date without consideration or for a consideration per share less than the Adjusted Conversion Price then in effect, then the Adjusted Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Adjusted Conversion Price in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the aggregate number of shares of Common Stock outstanding immediately before such issuance or sale, plus the aggregate number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock are convertible immediately before such issuance or sale (but excluding any other options, warrants or convertible securities), plus the aggregate number of shares of Common Stock that the aggregate consideration received by the Corporation upon such issuance

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or sale would purchase at the Adjusted Conversion Price then in effect and (B) the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately before such issuance or sale, plus the aggregate number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock are convertible immediately before such issuance or sale (but excluding any other options, warrants or convertible securities), plus the aggregate number of shares of Common Stock so issued or sold.

          (iv) For purposes of making any adjustment required under Sections 6(e)(ii) and/or 6(e)(iii), the value of the consideration received by the Corporation for any issuance or sale of securities shall:

(A) insofar as it consists of cash, be computed as the aggregate of cash received by the Corporation;

(B) insofar as it consists of property other than cash (subject to clause (C) below), be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors;

(C) insofar as it consists of securities, be computed as follows (1) the market price thereof (computed in a manner similar to the definition of “Market Price” of Common Stock) averaged over a period of fifteen (15) consecutive trading days consisting of the day as of which the current fair market value of such securities is being determined (or if such day is not a trading day, the trading day next preceding such day) and the fourteen (14) consecutive trading days prior to such day, or (2) if on the date for which current fair market value is to be determined such securities are not listed on any securities exchange or quoted on the Nasdaq National Market or the over-the-counter market, the current fair market value of such securities shall be the highest price per share which the Corporation could then obtain from a willing buyer (not a current employee or director) for such securities sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Corporation, unless prior to such date the Corporation has become subject to a merger, acquisition or other consolidation pursuant to which the Corporation is not the surviving party, in which case the current fair market value of such securities shall be deemed to be the value received by the holders of such securities for each share thereof pursuant to the Corporation’s acquisition; or

(D) if shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) through (C) above, as determined in good faith by the Board of Directors; provided, however, that if the holders of a majority of the then-outstanding shares of Series A Preferred Stock shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders shall be notified promptly of any consideration other than cash to be

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received by the Corporation and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

          (v) Except for and with respect to Excluded Securities, in the event that the Corporation fixes a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Adjusted Conversion Price in effect on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion or exchange of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Adjusted Conversion Price then in effect shall be adjusted pursuant to Section 6(e)(ii) or 6(e)(iii) hereof, as the case may be, as though such maximum number of shares of Common Stock had been so issued for the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 6(e)(iv) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6(e)), the Adjusted Conversion Price then in effect shall again be adjusted to be the Adjusted Conversion Price which would then be in effect if such record date had not been fixed, in the former event, or the Adjusted Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

          (vi) Except for and with respect to Excluded Securities, in the event that the Corporation issues rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into shares of Common Stock) or shall issue securities that are convertible or exchangeable, directly or indirectly, into Common Stock, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Adjusted Conversion Price then in effect, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion or exchange of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Adjusted Conversion Price shall be adjusted pursuant to Section 6(e)(ii) or 6(e)(iii) hereof, as the case may be, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the minimum aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 6(e)(iv) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible

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securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6(e)), the Adjusted Conversion Price shall again be adjusted to be the Adjusted Conversion Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Adjusted Conversion Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Adjusted Conversion Price Factor shall be made pursuant to this Section 6(e)(vi) to the extent that the Adjusted Conversion Price shall have been adjusted pursuant to Section 6(e)(v) hereof upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

          (vii) No adjustment to the Adjusted Conversion Price pursuant to Sections 6(e)(ii), 6(e)(iii), 6(e)(v) and/or 6(e)(vi) hereof shall be required unless such adjustment would require an increase or decrease of at least $.01 in the Adjusted Conversion Price; provided however, that any adjustments which by reason of this Section 6(e)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(e) shall be made to the nearest four decimal points.

          (viii) In the event that, at any time as a result of the provisions of this Section 6(e), the holder of Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

     (f)  Upon the occurrence of each adjustment or readjustment of the Initial Conversion Price or any subsequent Adjusted Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish by certified or registered mail to each holder, if any, of Series A Preferred Stock outstanding at such holder’s address shown in the Corporation’s registry, a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall also, upon the written request of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Adjusted Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series A Preferred Stock certificates, if the same shall reflect the Initial Conversion Price or any subsequent Adjusted Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Certificate of Designations, which shall control.

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     (g)  The Corporation shall pay any and all documentary, stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     (h)  No adjustment to the Initial Conversion Price or any subsequent Adjusted Conversion Price shall reduce the Adjusted Conversion Price below the then par value of the Common Stock.

7.     Voting Rights.

     (a)  Except as otherwise provided herein, or as otherwise provided by applicable law, the holders of the shares of Series A Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock, as a single class, on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to a number of votes equal to one vote per share of Series A Preferred Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Common Stock) and (iii) shall be entitled to notice of all stockholders’ meetings in accordance with the certificate of incorporation and bylaws of the Corporation.

     (b)  The Corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of Series A Preferred Stock then outstanding, voting together as a single class:

          (i) amend, add or repeal, including an amendment, addition or repeal effected by merger, consolidation, reorganization or any other means, or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation, as amended, or Bylaws if such action would alter or change this Section 7 or otherwise adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock or otherwise adversely affect the holders of Series A Preferred Stock as a class;

          (ii) offer, sell, designate, authorize or issue, including by merger, consolidation, reorganization or any other means, shares of any class or series of stock having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights or voting rights, superior to or on a parity with any preference or priority of the Series A Preferred Stock;

          (iii) authorize or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends or redemption rights,

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liquidation preferences, conversion rights or voting rights, superior to or on a parity with any preference or priority of the Series A Preferred Stock;

          (iv) reclassify, including by merger, consolidation, reorganization or any other means, any shares of capital stock of the Corporation into shares having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of the Series A Preferred Stock;

          (v) increase the number of shares of Series A Preferred Stock authorized pursuant to this Certificate of Designations or, except at a Funding pursuant to the Stock Purchase Agreement, issue any shares of Series A Preferred Stock; or

          (vi) pay or declare any dividend, whether in cash or property, or make any other distribution on, any Common Stock or other equity securities (including other Preferred Stock) of the Corporation other than any payment due (A) pursuant to the Contingent Value Rights Agreement, (B) to CapitalSource in connection with an exercise of its “put right” under Section 10 of the CapitalSource Warrant or (C) to The 1818 Fund in connection with its rights under Article XIII of the 1818 Securities Purchase Agreement.

     (c)  The consent or votes required in Section 7(b) above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 7(a) above.

     (d)  Upon completion of the First Funding, the holders of shares of Series A Preferred Stock, voting as a single class, shall be entitled to elect up to two members of the Board of Directors in the aggregate, each of whom shall be nominated by the holders of a majority of the outstanding Series A Preferred Stock and, in the event that the holders of a majority of the Series A Preferred Stock issued at the First Funding elect to exercise such right, the number of directors then constituting the Board of Directors shall be increased, if necessary, in order to provide for a total of two additional Board seats. Whenever a majority of the shares of Series A Preferred Stock issued at the Fundings have been converted into Common Stock pursuant to this Certificate of Designations or have been transferred by the initial holders thereof or an Affiliate of the initial holders to a Person that is not an Affiliate of the initial holders, then the right of the holders of the Series A Preferred Stock to elect such additional director(s) shall cease, and the term of office of any person elected as director by the holders of the Series A Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

8.     Reports. The Corporation shall mail to all holders of Series A Preferred Stock those reports, proxy statements and other materials that it mails to all of its holders of Common Stock.

9.     No Impairment. The Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation, as amended, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed

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or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment. Notwithstanding the foregoing sentence, the Corporation shall not be prohibited from undertaking any actions set forth in, and in strict compliance with, Section 7(b) of this Certificate of Designations.

10.     Notices of Record Date. If the Corporation shall propose at any time:

          (i) to declare any dividend or distribution upon its Common Stock or other equity securities, whether in cash, property, stock, or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

          (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

          (iii) to effect any reclassification or recapitalization of its Common Stock or other equity securities outstanding involving a change in the Common Stock or other equity securities;

          (iv) to convert any of the Series A Preferred Stock pursuant to Section 6(a) of this Certificate of Designations; or

          (v) to merge or consolidate with or into any other Person, or sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve, or wind up (as defined herein), then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock:

               (1) at least ten (10) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (v) above; and

               (2) in the case of the matters referred to in (iii) and (v) above, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Series A Preferred Stock at the address for each such holder as shown on the books of the Corporation; provided, however, that so long as (A) Oak, Salix and The 1818 Fund are the only holders of Series A Preferred Stock and (B) a partner or employee of each of Oak, Salix and The 1818 Fund (or of any general partners or investment advisers thereof) is then serving on the Corporation’s Board of Directors, written notice under this Section 10 shall be deemed given to the holders of Series A Preferred Stock if the notice

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required to be given to the holders of Series A Preferred Stock under this Section 10 is given to the respective members of the Board of Directors in the manner provided for in this Section 10.

     11.     No Reissuance of Stock; No Consummation of Second Funding. No share or shares of Series A Preferred Stock that are converted, purchased or otherwise acquired by the Corporation may be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation is authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly. If shares of Series A Preferred Stock are not issued at the Second Funding due to the termination of the obligation of the purchasers under the Stock Purchase Agreement to purchase shares of Series A Preferred Stock at the Second Funding, or due to the termination of the obligation of the Corporation to issue shares of Series A Preferred Stock at the Second Funding, the Corporation shall not issue any shares of Series A Preferred Stock in excess of the number already issued at the First Funding, and the Corporation will reduce the authorized number of shares of Series A Preferred Stock to the number issued at the First Funding.

     12.     Headings. The headings of the Sections, subsections, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     13.     Office. The Corporation will, so long as any shares of Series A Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration and where such shares may be presented for conversion.

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     IN WITNESS WHEREOF, Psychiatric Solutions, Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this      day of    , 2003.

PSYCHIATRIC SOLUTIONS, INC.

By:

Name:
Title:

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APPENDIX E

OPINION OF BRENTWOOD CAPITAL

December 5, 2002

Board of Directors
Psychiatric Solutions, Inc.
113 Seaboard Lane, Suite C-100
Franklin, TN 37067

Ladies and Gentlemen:

     Psychiatric Solutions, Inc., a Delaware corporation, (the “Company”) is contemplating a transaction pursuant to which the Company will issue, in a private placement, shares of its newly designated Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Stock”) (the “Transaction”). The terms of the Transaction are set forth in a Stock Purchase Agreement among the Company and the purchasers of the Series A Stock (the “Agreement”). You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company from the issuance and sale of the Series A Stock.

     The Agreement provides for, among other things, up to 4,545,455 shares of Series A Stock to be issued at a purchase price of $5.50 per share, subject to certain conditions as set forth in the Agreement. Capitalized terms used but not defined herein have the meanings ascribed to those terms in the Agreement.

     Brentwood Capital Advisors LLC, as part of its investment banking business, engages in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements, and valuations for corporate and other purposes. We have been engaged by the Board of Directors of the Company to render this opinion in connection with the Transaction and have received and will receive a fee from the Company for our services. We have previously acted as an investment banker to the Company with respect to other transactions and have received and are entitled to receive an advisory fee each month until the termination of our engagement as well as a fee with respect to this opinion and the Transaction, less any advisory fees paid.

     In conducting our analysis and arriving at our opinion, we have considered such financial and other information as we deemed appropriate including, among other things, the following: the Agreement and other documents related to the Transaction, certain historical and current financial information with respect to the Company, certain projected financial information of the Company, certain historical financial information and other information, including transactions similar in structure to the Transaction, with respect to other companies in the unit management and behavioral healthcare industries and certain historical price and volume trading information with respect to the Common Stock of the Company. We also have held discussions with members of the senior management of the Company regarding the strategic rationale for, and the potential benefits of, the transactions contemplated by the Agreement and the past and current business operations, financial condition, and future prospects of the Company. As part of such discussions, we have been advised by management of the Company that the Transaction significantly advances the Company’s overall strategic and operational goals in the unit management and behavioral healthcare industries.

     We have taken into account our assessment of general economic, market, and financial and other conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the industries in which the Company generally operates. Our opinion is necessarily based on the information made available to us and conditions as they exist and can be evaluated as of the date hereof.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of our opinion and have not assumed any responsibility for, nor undertaken an independent verification of, such information. With respect to the internal operating data and financial analyses and forecasts supplied to us, we have assumed that such data, analyses and forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s senior management as to the recent and likely future performance of the Company. Accordingly, we express no opinion with respect to such analyses of forecasts or the assumptions on which they are based.

     We have assumed that the Transaction will be consummated in accordance with the terms and conditions set forth in the Agreement. We were not asked to consider and our opinion does not address the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transactions in which the Company might engage. Furthermore, we have not made an independent evaluation or appraisal of the assets or liabilities of the Company or any of its subsidiaries or affiliates and have not been furnished with any such evaluation or appraisal.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company.

     The Company is entitled to reproduce this opinion, in whole but not in part, in the proxy statement as required by applicable law or where otherwise appropriate; provided, however, that any excerpt or reference to this opinion (including any summary thereof) in such document must be approved by us in advance in writing. Notwithstanding the foregoing, this opinion does not constitute a recommendation to any holder of the Common Stock of the Company to vote in favor of any matter relating to the Transaction or the Agreement with respect to which such holder shall be entitled to vote. We were engaged by the Board of Directors of the Company to render this opinion in connection with the Board’s discharge of its fiduciary obligations. We have advised the Board of Directors that we do not believe that any person (including a stockholder of the Company) other than the Board of Directors has the legal right to rely upon this opinion for any claim arising under state law and that, should any such claim be brought against us, this assertion will be raised as a defense. In the absence of governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on the rights and responsibilities of any person under the federal securities laws or on the rights or responsibilities of the Company’s Board of Directors under applicable state law.

     Based upon and subject to the foregoing, and based upon such other matters we consider relevant, it is our opinion that, as of the date hereof and based on conditions as they currently exist, the consideration to be received by the Company from the issuance and sale of the Series A Stock is fair to the Company from a financial point of view.

Very truly yours,

BRENTWOOD CAPITAL ADVISORS LLC

/s/ Brentwood Capital Advisors LLC

January 6, 2003

Board of Directors
Psychiatric Solutions, Inc.
113 Seaboard Lane, Suite C-100
Franklin, TN 37067

Ladies and Gentlemen:

     We refer to our opinion (the “Opinion”) dated December 5, 2002 in connection with a contemplated transaction in which Psychiatric Solutions, Inc., a Delaware corporation, (the “Company”) will issue, in a private placement, shares of its newly designated Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Stock”) (the “Transaction”). The terms of the Transaction are to be set forth in a Stock Purchase Agreement among the Company and the purchasers of the Series A Stock (the “Agreement”). At your request, we have reviewed the draft Agreement dated January 6, 2003. Please be advised that you may rely on the Opinion as if dated the date hereof.

Very truly yours,

BRENTWOOD CAPITAL ADVISORS LLC

/s/ Brentwood Capital Advisors LLC

Proxy Card

PSYCHIATRIC SOLUTIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL

MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 4, 2003

     The undersigned Shareholder of Psychiatric Solutions, Inc., a Delaware corporation (the “Company”), hereby appoints Joey A. Jacobs and Steven T. Davidson, or either of them, with full power of substitution as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of the Company that the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Company (the “Special Meeting”) called to be held on February 4, 2003, at 10:00 a.m. at the office of Harwell Howard Hyne Gabbert & Manner, P.C., located at 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238, and at any adjournments or postponements thereof, as follows:

1.	An amendment to Article V(A) of the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company’s preferred stock, par value $.01 per share, from 2,000,000 shares to 6,000,000 shares.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

2.	The issuance and sale of 4,545,454 shares of Series A Preferred Stock in a private placement.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

     The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1 and 2, and, in accordance with the discretion of the proxies upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Date:

Signature
Additional signatures (if shares held jointly)

INSTRUCTIONS: Please sign exactly as your name appears on the label above and return this proxy card promptly in the accompanying envelope. When shares are held by joint tenants, both should sign. When shares are held in the name of a corporation, partnership, limited liability company or other entity, please sign the full entity name by an authorized officer, partner, manager, member or other authorized person. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please give your full title as such.